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                                                                   Exhibit 10.63

                          Educational Broadband Service
                   Long Term De Facto Transfer Lease Agreement

                                 By and Between

                                      [***]

                                       And

                       CLEARWIRE SPECTRUM HOLDINGS II LLC

                                               Effective Date: December 22, 2006


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
 1. DEFINITIONS............................................................    1
 2. LEASE TERM AND RENEWAL.................................................    7
 3. COMPENSATION...........................................................    8
 4. EXCLUSIVITY, RIGHT OF FIRST REFUSAL, RIGHT TO PARTICIPATE..............    9
 5. FREQUENCY BAND TRANSITION..............................................   11
 6. CAPACITY REQUIREMENTS AND USES.........................................   12
 7. EXISTING EBS EQUIPMENT AND BUILD-OUT OF CLEARWIRE NETWORK..............   14
 8. SERVICES TO BE MADE AVAILABLE TO LICENSEE..............................   16
 9. INTERFERENCE CONSENTS..................................................   17
10. APPLICATIONS AND EXPENSE REIMBURSEMENT.................................   18
11. ASSIGNMENTS AND SUBLEASING.............................................   19
12. TERMINATION OF AGREEMENT...............................................   21
13. REVENUES AND EXPENSES..................................................   23
14. NON-COMPETITION........................................................   23
15. CONFIDENTIALITY AND NON-DISCLOSURE.....................................   23
16. ASSUMPTION OF LIABILITIES..............................................   24
17. FCC-MANDATED LEASING OBLIGATIONS.......................................   24
18. REPRESENTATIONS AND WARRANTIES.........................................   25
19. COVENANTS..............................................................   27
20. INDEMNIFICATION........................................................   30
21. NOTICES................................................................   32
22. MISCELLANEOUS..........................................................   33
23. INCLUDED EXHIBITS......................................................   35


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                          EDUCATIONAL BROADBAND SERVICE
                   LONG-TERM DE FACTO TRANSFER LEASE AGREEMENT

     THIS Educational Broadband Service ("EBS") Long-Term De Facto Transfer Lease Agreement (the "AGREEMENT") is entered into as of December 22, 2006 (the "EFFECTIVE DATE"), by and between [***] ("LICENSEE"), and Clearwire Spectrum Holdings II LLC, a Nevada limited liability company with its principal offices at 5808 Lake Washington Blvd., Suite 300, Kirkland, WA 98033 ("CLEARWIRE"). Licensee and Clearwire are each sometimes referred to as "PARTY" and collectively as "PARTIES."

     WHEREAS, the Federal Communications Commission ("FCC") has authorized Licensee to operate EBS channels [***] (each a "CHANNEL" and collectively the "CHANNELS") within their respective geographic service areas as specified in
Section 27.1206(a)(1) of Title 47 of the Code of Federal Regulations as such geographic service areas may be amended from time-to-time by FCC Rules (as defined in Section 1) or FCC actions or events affecting geographically adjacent licenses and channels (the "GSAS");

     WHEREAS, reference copies of the FCC licenses for the Channels are attached hereto as Exhibit A (each a "LICENSE" and collectively the "LICENSES");

     WHEREAS, Licensee makes use of the Channels in furtherance of its educational mission and intends, subject to the terms of this Agreement, in the future to expand and enhance its use of the Channels for educational, [***], and other purposes and needs of [***] (as defined in Section 1);

     WHEREAS, the FCC permits a portion of the capacity on the Channels to be leased for commercial purposes and to support the educational mission of EBS licensees;

     WHEREAS, Clearwire intends to deploy advanced wireless broadband services in the GSAs and surrounding areas using EBS and Broadband Radio Service ("BRS") channels;

     WHEREAS, Licensee desires to maximize the use of the Channels for educational and commercial purposes; and

     WHEREAS, Licensee wishes to lease a portion of the capacity on the Channels to Clearwire pursuant to the terms of this Agreement and Clearwire wishes to utilize Clearwire's Capacity (as defined in Section 1) for commercial use in the GSAs in accordance with the terms and conditions set forth below.

     NOW THEREFORE, in consideration of the premises and covenants set forth in this Agreement, and for good and valuable consideration, the sufficiency of which is acknowledged by the Parties' signatures, the Parties agree as follows:

1.   DEFINITIONS

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     The following terms shall have the meanings set forth below and, as defined, may be used in the singular or plural form, as appropriate.

     "AFFILIATE" shall mean with respect to a Party hereto, another Person that, directly or indirectly (whether or not through one or more intermediaries) controls, is controlled by or is under common control with such Party, where "control" means the power to direct or cause the direction of over fifty percent (50%) of the voting power of the applicable Person or otherwise to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise; provided, that any such Person shall be deemed to be an Affiliate only so long as such control exists.

     "AGENTS" has the meaning specified in Section 15(a).

     "AGREEMENT" has the meaning specified in the preamble.

     "APPLICATIONS" has the meaning specified in Section 10(a).

     [***]

     "ASSIGNEE" has the meaning specified in Section 11(a).

     "ASSIGNMENT" has the meaning specified in Section 11(a).

     "BONA FIDE OFFER" shall mean a third party offer to Licensee to purchase, assign, transfer or lease (or acquire via assignment from Licensee) the Licenses or the Channels (or any portion of the Channels) or to otherwise use any of the capacity on the Channels (or any part thereof) in any manner, or to acquire an option to acquire, lease or otherwise use any of the capacity on the Channels (or any part thereof), which offer is in writing and signed by a proposed purchaser, assignee, lessee, or transferee, and specifies the price and material terms and conditions of such proposed sale, assignment or lease.

     "BRS" has the meaning specified in the recitals.

     "BREACHING PARTY" has the meaning specified in Section 12(d).

     "CHANNEL" and "CHANNELS" have the meanings specified in the recitals.

     "CLEARWIRE" has the meaning specified in the preamble.

     "CLEARWIRE'S CAPACITY" means all of the capacity on the Channels, other than the Licensee's Reserved Capacity.

     "CLEARWIRE NETWORK" means the facilities that are to be constructed and controlled by Clearwire and used to provide Licensee's Service using Licensee's Reserved Capacity and Clearwire's Service.


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     "CLEARWIRE PARENT" shall mean Clearwire Corporation, a Delaware corporation, or the successor Person or Persons which is or are the ultimate corporate parent or parents of Clearwire or its successor, or of any Affiliate of Clearwire that holds Clearwire Capacity.

     "CLEARWIRE'S SERVICE" means the provision of wireless services over the Clearwire Network including the provision of any content, service applications, technical support, one-way or two-way digital communications, telephony, web hosting, video, data, voice, Internet access, or other service using Clearwire's Capacity, which service may or may not exist as of the Effective Date, but which may be pursued and/or provided by Clearwire, its Affiliates or their successors during the Term.

     "COMMUNICATIONS ACT" has the meaning specified in Section 17(a).

     "CONNECTION CALCULATION DATE" has the meaning specified in Section 8(b).

     "CONNECTIONS" has the meaning specified in Section 8(a).

     "COSTS AND EXPENSES" means any fees, costs, or expenses of any kind, including legal fees, engineering fees, accounting fees, and consulting fees and disbursements.

     "DAMAGES" has the meaning specified in Section 20(a).

     "DEDICATED EQUIPMENT" has the meaning specified in Section 7(e).

     "DISCLOSING PARTY" has the meaning specified in Section 15(b).

     "EBS" has the meaning specified in the preamble.

     "EFFECTIVE DATE" has the meaning specified in the preamble.

     "EXISTING EBS EQUIPMENT" has the meaning specified in Section 7(a).

     "EXISTING SERVICE DISCONTINUANCE DATE" has the meaning specified in Section 7(a).

     "FCC" has the meaning specified in the recitals.

     "FCC LONG TERM LEASE APPLICATION" has the meaning specified in Section
10(d).

     "FCC RULES" means Title 47 of the Code of Federal Regulations, as amended from time to time, and FCC decisions, policies, reports and orders issued pursuant to the adoption of such regulations.

     "FINAL ORDER" means an order issued by the FCC that has not been reversed, stayed, enjoined, set aside, annulled or suspended; and with respect to which
(a) no timely-filed requests have been filed for administrative or judicial review, reconsideration, appeal or stay and the time for filing any such requests, and the time for the FCC to set aside the action on its own motion,


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has expired, or (b) in the event of review, reconsideration or appeal, the action or order has been affirmed and the time for further review, reconsideration or appeal has expired.

     "FINAL ORDER DATE" means the date that FCC approval of the FCC Long Term Lease Application becomes a Final Order.

     "GOVERNMENTAL AUTHORITY" means any local, state, municipal or federal court, or other local, state, municipal, or federal governmental authority, department, commission, board, agency, body or other instrumentality (domestic or foreign), including the FCC.

     "GOVERNMENTAL AUTHORIZATIONS" means any license, permission, approval, authority or consent required to be obtained from any Governmental Authority in order to maintain the Licenses.

     "GSAS" has the meaning specified in the recitals.

     "INCLUDING" means including, without limitation.

     "INDEMNIFIED PARTY" has the meaning specified in Section 20(c).

     "INDEMNIFYING PARTY" has the meaning specified in Section 20(c).

     "INFORMATION" has the meaning specified in Section 15(b).

     "INITIAL LEASE PAYMENT" has the meaning specified in Section 3(a).

     "INITIAL TERM" has the meaning specified in Section 2(a).

     "INTERFERENCE CONSENT" means any agreement or arrangement with a third party affecting the technical parameters of the Channels (excluding prior agreements to lease capacity on the Channels), including an agreement or arrangement concerning (a) acceptance of interference or signal strength from a third party's transmitter in excess of the interference or signal strength such third party is entitled to cause or transmit under FCC Rules, or limiting interference or signal strength from any transmitter operating on the Channels below what is allowed under FCC Rules; (b) the alteration of operating parameters authorized under the Licenses or the licenses of any third party in order to facilitate operations that would otherwise not be permitted under FCC Rules; or (c) the coordination of adjacent market channel use or technical operating parameters.

     "JAMS RESOLUTION" means final and binding arbitration initiated and conducted by JAMS, or a successor thereto, pursuant to its Comprehensive Arbitration Rules and Procedures, with the Optional Appeal Procedure. The arbitration shall be conducted in [***] before a single neutral arbitrator appointed in accordance with the JAMS Comprehensive Arbitration Rules and Procedures. Any appeal shall be heard and decided by a panel of three neutral arbitrators. The neutral arbitrator and the members of any appeal panel shall be retired judges or justices of any [***] state or federal court, and shall in their substantive rulings (as opposed to procedural or


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discovery-related rulings that are otherwise governed by the JAMS Comprehensive
Arbitration Rules and Procedures), apply the laws of the State of [***] without giving effect to any choice or conflict of law provision or rules that would cause the application of the laws of any jurisdiction other than the State of [***].

     "LAW" and "LAWS" means applicable common law and any statute, ordinance, code or other law, rule, permit, permit condition, regulation, order, decree, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority including, but not limited to, FCC Rules, as such may be amended at any time and from time to time.

     "LICENSE" and "LICENSES" have the meanings specified in the recitals.

     "LICENSEE" has the meaning specified in the preamble.

     "LICENSEE'S RESERVED CAPACITY" means the greater of five percent (5%) of the digital capacity created on the Channels or the amount of capacity required to meet the obligations of an EBS licensee under FCC Rules, as such capacity is measured from time to time in accordance with Section 8.

     "LICENSEE'S SERVICE" means the use by Licensee or Permitted End Users of capacity and services provided over the Clearwire Network using Licensee's Reserved Capacity and/or such other capacity or services as may be made available to Licensee from time to time pursuant to this Agreement or the Services Agreement, including the use of any content, service applications, technical support, one-way or two-way digital communications, telephony, web hosting, video, data, voice, Internet access or other service which may or may not exist as of the Effective Date.

     "LOWER BAND SEGMENT" has the meaning specified in Section 27.4 of FCC
Rules.

     "MAXIMUM TERM" has the meaning specified in Section 2(b).

     "MBPS" means megabits per second.

     "MHZ/POPS" means the amount of megahertz of spectrum multiplied by the population within a specified service area.

     "MIDDLE BAND SEGMENT" has the meaning specified in Section 27.4 of FCC
Rules.

     "MITIGATION PERIOD" has the meaning specified in Section 2(c).

     "MONTHLY LEASE PAYMENT" has the meaning specified in Section 3(b).

     "NEGOTIATION NOTICE" has the meaning specified in Section 4(b).

     "NON-BREACHING PARTY" has the meaning specified in Section 12(d).


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     "PARENT GUARANTEE AND COVENANT AGREEMENT" has the meaning specified in
Section 19(d).

     "PARTY" and "PARTIES" have the meanings specified in the preamble.

     "PERMITTED END USERS" means the Licensee itself and any educational institution or not-for-profit or religious organization with whom the Licensee, [***] or their Affiliates is working in furtherance of the educational goals and mission of Licensee, [***] or their Affiliates, and their respective students, constituents, employees, consultants, agents and representatives.

     "PERSON" means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, [***], association or Governmental Authority.

     "RECEIVING PARTY" has the meaning specified in Section 15(b).

     "REFUND" has the meaning specified in Section 3(a).

     "RENEWAL TERM" has the meaning specified in Section 2(b).

     "REPLACEMENT EBS EQUIPMENT" has the meaning specified in Section 7(b).

     "ROFR" has the meaning specified in Section 4(c).

     "ROFR PERIOD" has the meaning specified in Section 4(c).

     "SERVICES AGREEMENT" has the meaning specified in Section 8.

     "SUBSTANTIAL SERVICE REQUIREMENTS" has the meaning specified in Section
7(d).

     "SUCCESSOR LICENSEE" has the meaning specified in Section 11(c).

     "SUCCESSOR LICENSEE CONDITIONS" has the meaning specified in Section 11(c).

     "TERM" has the meaning specified in Section 2(b).

     "TERMINATION AMOUNT" means the [***] that would be paid or provided to Licensee from the [***] discounted to a net present cash value at the Termination Date using a [***] discount rate applied over the remaining portion of the [***].

     "TERMINATION DATE" is the effective date of termination of this Agreement if a Termination Notice is sent to Licensee.

     "TERMINATION NOTICE" has the meaning specified in Section 2(b).

     "THIRD PARTY AGREEMENT" has the meaning specified in Section 2(d).


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     "TRANSITION" has the meaning specified in Section 5.

     "UPPER BAND SEGMENT" has the meaning specified in Section 27.4 of FCC
Rules.

     "WARRANTS" means the warrants to acquire equity in the Clearwire Parent as described in Section 3(d).

     "WARRANT AGREEMENTS" has the meaning specified in Section 3(d).

2.   LEASE TERM AND RENEWAL

          (A) INITIAL TERM. Subject to Section 2(e), the initial term of this Agreement begins on the Final Order Date and ends on the date that is ten (10) years from the Final Order Date (the "INITIAL TERM"), unless this Agreement is terminated earlier pursuant to Section 12.

          (B) RENEWAL. Subject to Section 2(e), on the date that is ten (10) years from the Final Order Date and then again on the date that is twenty (20) years from the Final Order Date, this Agreement will automatically renew for all of the Channels that are subject to this Agreement at the time of the renewal, in each case for an additional term of ten (10) years (each, a "RENEWAL TERM" and together with the Initial Term, the "TERM"), for a maximum duration of thirty (30) years (the "MAXIMUM TERM"). Each Renewal Term will occur automatically unless Clearwire notifies Licensee at least twelve (12) months prior to the end of the Initial Term or the end of any Renewal Term that it declines to renew the Agreement ("TERMINATION NOTICE"). The terms and conditions of this Agreement shall apply to each Renewal Term.

          (C) EFFECT OF TERMINATION NOTICE. Upon Licensee's receipt of a Termination Notice, Clearwire's exclusivity rights as described in Section 4(a), ROFR as described in Section 4(c), and participation rights as described in
Section 4(e), will immediately cease to apply and be of no further force or effect[***].

          (D) [***].

          (E) RENEWAL OF LICENSES AND EXTENSION OF AGREEMENT. If a License expires during the Initial Term or any Renewal Term, this Agreement also will expire at such time with respect to the Channel(s) associated with that License unless the License is renewed and FCC authorization for this Agreement is extended for such Channel(s). The Parties will cooperate to timely file License renewal applications and requests for authorizations to extend this Agreement so as to assure that the Licenses and this Agreement remain in full effect without interruption during the Initial Term and any Renewal Term. This Agreement will continue in effect unless the Agreement expires or is earlier terminated as provided herein or, with respect to any Channel(s), the FCC denies by Final Order any application for renewal of the License associated with such Channel(s) or denies by Final Order any request to extend the term of the Agreement with respect to such Channel(s). If the Agreement expires or is earlier terminated with respect to less than all of the Channels pursuant to this Section 2(e), the Agreement shall remain in effect with respect to the unaffected Channels, subject to a pro rata reduction in compensation set forth in Section 12(a).


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3.   COMPENSATION

          (A) INITIAL LEASE PAYMENT. Within five (5) business days following the Final Order Date, Clearwire will pay Licensee [***] by wire transfer in immediately available funds (the "INITIAL LEASE PAYMENT"). If (i) this Agreement is terminated by reason of uncured material default or material breach by Licensee during the Initial Term, (ii) proper notice of such uncured material default or material breach was provided to Licensee in accordance with Section 12, and (iii) such uncured material default or material breach precludes Clearwire from using Clearwire's Capacity as contemplated in this Agreement, then a portion of the Initial Lease Payment will be refunded to Clearwire ("REFUND"). The amount of the Refund will consist of the Initial Lease Payment distributed equally over ten (10) years and adjusted on a pro rata basis to account for the remaining time between the date of termination and the expiration of ten (10) years following the Final Order Date (e.g., if Clearwire terminates this Agreement due to Licensee's uncured material default on the date that is four (4) years after the Final Order Date, then Licensee shall refund Clearwire [***] of the Initial Lease Payment [***]. There will be no Refund if the termination occurs for such reason after the expiration of the Initial Term.

          (B) MONTHLY LEASE PAYMENT. Commencing with the Effective Date and continuing for each consecutive calendar month thereafter during the Term, Clearwire will pay Licensee monthly lease payments in the amounts set forth in this Section 3(b) (each a "MONTHLY LEASE PAYMENT"). All Monthly Lease Payments due to Licensee through and including the month during which the Final Order Date occurs shall accrue and be paid to Licensee in one lump sum within five (5) business days following the Final Order Date. Thereafter, each Monthly Lease Payment shall be paid by the fifteenth (15th) day of the then-current month for which the Monthly Lease Payment is due. The amount of the Monthly Lease Payment shall be as follows: [***] for years one (1) through five (5); [***] for years six (6) through ten (10); [***] for years eleven (11) through fifteen (15); [***] for years sixteen (16) through twenty (20); and [***] for years twenty-one
(21) through thirty (30). For the purpose of the preceding sentence, the "years" of this Agreement shall be calculated using the Effective Date as the starting date of year one (1). Unless the Parties otherwise agree during the Term, all Monthly Lease Payments shall be paid by wire transfer in immediately available funds pursuant to wiring instructions provided by Licensee. The Monthly Lease Payment due for any partial calendar month, at the commencement of the Initial Term or expiration of the Term, shall be prorated accordingly, subject to adjustment as provided in Section 3(c).

          (C) ADJUSTMENTS TO MONTHLY LEASE PAYMENT. The Monthly Lease Payment will be adjusted as follows:

               (I) SECTION 12(A) ADJUSTMENTS. The Monthly Lease Payment will be reduced in accordance with Section 12(a) if this Agreement is terminated with respect to less than all of the Licenses and Channels.

               (II) RECAPTURE OF LICENSEE'S RESERVED CAPACITY. The Monthly Lease Payment will be increased on a pro rata basis during the Term if any part of Licensee's Reserved Capacity becomes available to Clearwire pursuant to
     Section 6(b) and in accordance with FCC Rules. The pro-ration of the Monthly Lease Payment with respect to

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     increases in Clearwire's Capacity shall be based on the amount of
     Licensee's Reserved Capacity made available to Clearwire as a result of such increase as compared to the amount of capacity made available to Clearwire as of the Effective Date. For example, if on the tenth (10th) anniversary of the Effective Date, Clearwire's Capacity increases by three percent (3%), the Monthly Lease Payment to be paid for the remainder of the Term shall be increased by three percent (3%).

               (III) USE OF EXPANDED CAPACITY [***]. [***].

          (D) WARRANTS. Two (2) business days prior to the Final Order Date, Clearwire shall deliver to Licensee executed Warrant Agreements in the form of Exhibits B1 and B2 ("WARRANT AGREEMENTS") entitling Licensee to the warrants to acquire equity in the Clearwire Parent as set forth in the respective Warrant Agreements ("WARRANTS"). The Warrants shall be exercisable from the Final Order Date until the fifth (5th) anniversary of the Final Order Date. Subject to
Section 7(a), transfer of de facto control of Clearwire's Capacity shall be effective upon receipt by Licensee of the Warrants and the Initial Lease Payment. If the Final Order Date does not occur within nine (9) months of the Effective Date then the Warrants, if delivered, shall automatically terminate and be of no further force and effect so long as one of the Parties provides notice to terminate this Agreement pursuant to Section 12(e).

          (E) W-9. Within ten (10) days of the Effective Date, Licensee shall deliver a completed IRS Form W-9 to Clearwire.

          (F) REFUNDS. With the exception of the Refund specified in Section 3(a), none of the payments, services, service credits, reimbursements, or other forms of compensation paid to Licensee under this Agreement, the Warrant Agreement, or the Services Agreement shall be refundable.

4.   EXCLUSIVITY, RIGHT OF FIRST REFUSAL, RIGHT TO PARTICIPATE

          (A) EXCLUSIVITY. Except as specifically provided in this Section 4 and
Section 11(c), during the Term, Licensee will not negotiate or contract with any third party to lease, sell, assign, transfer or use any of Clearwire's Capacity or to have an option for such lease, sale, assignment, transfer or use, whether such lease, sale, assignment, transfer or use is to take place during the Term or thereafter.

          (B) NEGOTIATION NOTICE. Licensee shall be under no obligation to renew or extend this Agreement beyond the Term. However, if Licensee receives notice from Clearwire during the period that is twelve (12) to eighteen (18) months prior to expiration of the Maximum Term, which notice includes a bona fide written offer from Clearwire to enter into a new agreement pertaining to sale, lease or assignment of the Licenses or the Channels ("NEGOTIATION NOTICE"), then Licensee shall negotiate with Clearwire, exclusively and in good faith for a period of six (6) months from the date of Licensee's receipt of the Negotiation Notice for the execution of a new agreement. If Clearwire provides a Negotiation Notice, but the Parties do not enter into a new agreement pertaining to the sale, lease or assignment to Clearwire of the Licenses or the Channels then subject to this Agreement within six (6) months


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of Licensee's receipt of the Negotiation Notice, Licensee shall be free, for the remainder of the Term and thereafter, to solicit or entertain offers from any third party pertaining to the Licenses or the Channels (or any portion thereof); provided, however, that if Licensee receives a Bona Fide Offer during the remainder of the Term or the ROFR Period that Licensee intends to accept, such Bona Fide Offer shall be subject to the ROFR. If Clearwire does not provide Licensee with a Negotiation Notice in accordance with this Section 4(b), then upon expiration of the period for providing such Negotiation Notice, Licensee's exclusivity obligations pursuant to Section 4(a) shall terminate, and Licensee shall be free, for the remainder of the Term and thereafter, to solicit or entertain offers of any nature from any third party concerning the Channels or the Licenses, subject to Clearwire's ROFR in Section 4(c).

          (C) RIGHT OF FIRST REFUSAL. During the Term and for a period of [***] following the expiration or termination of this Agreement ("ROFR PERIOD"), if Licensee receives and desires to accept, a Bona Fide Offer (and if acceptance of such Bona Fide Offer would be permissible under FCC Rules), Licensee shall, within thirty (30) days following Licensee's determination to accept such Bona Fide Offer, deliver to Clearwire notice setting forth the material terms and conditions of the Bona Fide Offer (but shall not be required to identify the offeror). Clearwire shall have a right of first refusal ("ROFR") with respect to any such Bona Fide Offer and shall be required to provide notice to Licensee within twenty (20) days following Clearwire's receipt of Licensee's notification stating (i) whether Clearwire is exercising its ROFR, and (ii) the form of consideration to be paid by Clearwire (as discussed in Section 4(d) below). If Clearwire declines to exercise its ROFR or fails to provide timely notice of exercise of its ROFR, Licensee will have one hundred twenty (120) days from the expiration of Clearwire's twenty (20) day response period to enter into an agreement with the offeror on the same terms and conditions as were offered to Clearwire. If, within the aforementioned one hundred twenty (120) day period, Licensee does not enter into a binding agreement with the offeror on the same terms and conditions as were offered to Clearwire, then Clearwire's ROFR shall remain in effect pursuant to the terms stated in this Section 4(c). If, within the one hundred twenty (120) day period, Licensee enters into a binding agreement with the offeror on the same terms and conditions as were offered to Clearwire, then Clearwire's ROFR will terminate and be of no further force or effect; provided, however, that should Licensee's agreement with the offeror be terminated within [***] after the expiration or termination of this Agreement, Clearwire's ROFR will be reinstated for an additional amount of time equal to the remainder of the [***] plus the amount of days during which Licensee was subject to such binding agreement. However, if, after Clearwire has declined to exercise its ROFR (or has failed to provide timely notice of such exercise), Licensee subsequently proposes to enter into a definitive agreement with the offeror on different terms and conditions than those offered to Clearwire, then such different terms and conditions shall be deemed to constitute a new offer and Clearwire's ROFR will apply pursuant to the terms of this Section 4(c). All materials exchanged under this ROFR are subject to the non-disclosure provisions of Section 15. Notwithstanding anything in this Agreement to the contrary, if Licensee receives a Termination Notice, or if this Agreement is terminated by Licensee pursuant to Section 12(b) (Payment Default), or if this Agreement is terminated by Licensee pursuant to Section 12(d) (Other Defaults), then immediately upon the receipt of the Termination Notice or the effective date of such termination, the provisions of this Section 4(c) shall no longer be effective.

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          (D) FORM OF CONSIDERATION AND DETERMINATION OF VALUE. Subject to, and
without limiting Clearwire's rights described in Section 4(c), if the whole or any part of the consideration set forth in a Bona Fide Offer is in a form other than cash, then Clearwire may meet such non-cash consideration using cash comparable to the non-cash consideration in its acceptance notice. If Licensee does not accept Clearwire's offer of a cash-substitute for the non-cash consideration, then Licensee must notify Clearwire of Licensee's estimate of a fair cash substitute consideration amount within fifteen (15) days after Licensee's receipt of Clearwire's acceptance notice. Licensee's failure to provide such notification to Clearwire within the prescribed fifteen (15) day period shall be deemed an acceptance of Clearwire's cash-substitute offer. If Licensee disputes Clearwire's cash-substitute amount, then Clearwire will have ten (10) days from receipt of Licensee's dispute notice to notify Licensee of its election to (i) adopt Licensee's stated cash value, or (ii) submit the valuation issue for determination by JAMS Resolution. In any case where the right to seek a determination by JAMS Resolution is invoked, Clearwire's ROFR will remain open until twenty (20) days after Clearwire is notified of the decision made by JAMS Resolution, during which time Clearwire may revise its acceptance notice to adopt the findings made by the JAMS Resolution or waive its ROFR with respect to the third party offer, provided that Licensee and the third party execute a contract to implement the third party offer within one hundred twenty (120) days of the end of Clearwire's twenty (20) day time period to consider the decision made by the JAMS Resolution. Licensee's failure to accept the third party offer restores the ROFR for the remainder of the ROFR Period, if any. Licensee's failure to enter into a contract with the third party offeror within the aforementioned one hundred twenty (120) day time period shall restore Clearwire's ROFR for the remainder of the ROFR period, if any.

          (E) RIGHT TO PARTICIPATE. During the Term and for a period of [***] following the expiration or termination of this Agreement, if Licensee decides to consider, issue or solicit bids, proposals or offers for sale (if permitted by the FCC), assignment (excluding Licensee's rights to assign during the Term under Section 11(c)), transfer, use or lease of any part or the whole of the Channels, then Licensee will provide Clearwire with an opportunity no less favorable in timing or substance than the opportunity provided to any other
Person: (i) to receive and/or submit bids, proposals and offers for the Channels; (ii) to the extent permissible under applicable non-disclosure agreements, to receive information with respect to such bids, proposals, offers and counters thereto; and (iii) to discuss any of the same with Licensee. This right to participate does not limit in any manner, and is in addition to, the ROFR set forth in Section 4(c). Notwithstanding anything in this Agreement to the contrary, if Licensee receives a Termination Notice, or if this Agreement is terminated by Licensee pursuant to Section 12(b) (Payment Default), or if this Agreement is terminated by Licensee pursuant to Section 12(d) (Other Defaults), then immediately upon the receipt of the Termination Notice or the effective date of such termination, the provisions of this Section 4(e) shall terminate and cease to be of force and effect.

5.   FREQUENCY BAND TRANSITION

          (A) COOPERATION AND CONSULTATION. The Parties acknowledge that the Channels are subject to relocation to different frequencies and/or to different technical characteristics as a result of the band plan transition rules adopted by the FCC in WT Docket No. 03-66 as such FCC Rules may be amended from time to time (the "TRANSITION"). The

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Transition shall have no effect on the compensation to be paid to Licensee pursuant to Section 3 or any obligations of Clearwire US LLC under the Services Agreement or Clearwire Parent under the Warrant Agreement. Clearwire and Licensee will cooperate in the Transition in accordance with FCC Rules to facilitate Clearwire's and Licensee's use of the Channels as provided in this Agreement. Except as FCC Rules may otherwise require, Licensee will consult with Clearwire before adopting, consenting to, or otherwise agreeing to any change of frequencies or characteristics of the Channels other than those changes specified by FCC Rules, and will fully involve Clearwire in all of its interactions with any third parties concerning transitions to channel plans required or allowed as an outcome of the FCC's Transition proceedings. Within thirty (30) days of the Effective Date, Licensee will provide Clearwire with copies of Licensee's responses to Pre-Transition Data Requests made by Sprint Nextel Corporation concerning the Licenses.

          (B) POSSIBLE [***] EXCHANGE. The Parties acknowledge that pursuant to [***] of FCC Rules, Licensee may be required to exchange [***], or portions thereof, under call sign [***] for channels [***], or portions thereof, authorized to the [***] under call sign [***].

          (C) COSTS AND EXPENSES. Clearwire shall be solely responsible for paying [***]. If neither Clearwire nor any third party initiates and/or completes the Transition of the Channels within the time frames specified by FCC Rules, Licensee may, at its sole option, avail itself of any "self-transition" rights made available pursuant to FCC Rules. [***].

6.   CAPACITY REQUIREMENTS AND USES

          (A) CLEARWIRE'S CAPACITY. Subject to Licensee's rights pursuant to
Section 7(a), and subject to Clearwire's compliance with Section 3(d) and its other obligations under this Agreement, upon the Final Order Date, Clearwire will have the exclusive right to use all of Clearwire's Capacity.

          (B) EXPANSION OF CLEARWIRE'S CAPACITY. If FCC Rules change such that less (or no) capacity is required to be set aside for Licensee's use, Licensee shall have the option, in Licensee's sole discretion, to make any or all of Licensee's Reserved Capacity available to Clearwire as Clearwire's Capacity in which case the Monthly Lease Payment will be increased as provided in Section 3(c)(ii). As of the Effective Date, Clearwire intends to use only 5.5 MHz of the 6 MHz assigned to [***]. During the Term, Clearwire may elect, in its sole discretion, to use more than 5.5 MHz on [***].

          (C) USE OF CAPACITY. Subject to Section 6(d), Clearwire may use Clearwire's Capacity in any manner and for any purpose that is lawful, including those that may be authorized in the future by the FCC. Subject to Section 14, Licensee may use Licensee's Reserved Capacity for itself and Permitted End Users in any manner and for any lawful purpose, including for the purpose of satisfying Substantial Service Requirements.

          (D) CONTENT RESTRICTIONS. The Parties acknowledge that once Clearwire obtains de facto control of Clearwire's Capacity pursuant to the terms of this Agreement, Clearwire will assume primary responsibility for ensuring that its use of the Channels complies

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with applicable Laws. Notwithstanding the foregoing, Clearwire will use commercially reasonable efforts to ensure that, to the best of its knowledge, the Channels will not be used to transmit libelous, slanderous, defamatory, obscene or otherwise illegal material; provided, however, that Clearwire bears no responsibility for information or content posted on the world wide web or Internet and bears no responsibility for individual emails, blogs or other transmission of information over the Internet by third parties. If Clearwire or Licensee become aware of illegal use of the Channels, the Parties will cooperate with each other and with law enforcement personnel as appropriate to address any illegal activity. If Clearwire or its Affiliates use Clearwire's Capacity to transmit any programming over which they have content control, they will only select for transmission over the Channels programming or services that do not, to the best of their knowledge, include libelous, slanderous, defamatory, obscene or otherwise illegal content. Notwithstanding the foregoing, Licensee acknowledges and agrees that Clearwire does not make any representation, warranty or covenant with respect to any content or material not provided by Clearwire or its Affiliates or served through Clearwire technology that constitutes libel, obscenity, slander or defamation or in any way violates moral rights, rights of publicity or privacy or other rights. In the event of a breach of this Section 6(d), in addition to Licensee's indemnification rights pursuant to Section 20(b), Licensee's sole and exclusive remedy shall be injunctive relief.

          (E) ANNUAL MEETINGS. On an annual basis during the Term, beginning on the first anniversary of the Effective Date, Licensee and Clearwire shall meet to review and discuss the Services Agreement and Licensee's Reserved Capacity and to coordinate the Parties' then-current and planned operations on, and use of, the Channels. At such meetings, Clearwire will provide Licensee with updates, if any, on advances in technology applicable to the Channels, the Services Agreement, and Licensee's Reserved Capacity and new applications for use of the Channels to further Licensee's educational goals and [***] goals for the use of the Channels and the Licenses. Discussions with respect to Licensee's Reserved Capacity shall not include the adjustments to the number of Connections, which shall be completed in accordance with the terms of Section 8. Any such discussions and all information provided to Licensee at such meetings shall be subject to confidentiality and non-disclosure as set forth in Section 15.

          (F) SECTION 27.1214(E) AMENDMENTS. Pursuant to Section 27.1214(e) of FCC Rules, on the date that is fifteen (15) years after the Effective Date and every five (5) years thereafter, Licensee shall have a period of sixty (60) days to request a review of its use of Licensee's Reserved Capacity, at which time the Parties shall negotiate in good faith an amendment to the Agreement that accommodates any bona fide changes in educational needs, technology and other relevant factors affecting Licensee's Reserved Capacity requirements. Notwithstanding the foregoing, the following shall apply to any such amendment:
(i) to the extent such amendment materially increases Clearwire's monthly costs either to operate Clearwire's Capacity or to meet Licensee's changed educational use requirements, the amendment may provide that such costs will be offset by a reduction in the Monthly Lease Payment or funding or service credits under the Services Agreement for the remainder of the Term, a refund in an amount to be agreed upon by both Parties, or both; (ii) Clearwire may accommodate changes in Licensee's Reserved Capacity through any reasonable means available so as to avoid disruption to the advanced wireless services provided by Clearwire; and
(iii) Clearwire shall not be required to accommodate changes in Licensee's Reserved

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Capacity in a manner that has a negative economic impact on Clearwire or
Clearwire's commercial operations under the Agreement.

          (G) NON-COMPENSATORY CHANNELS SWAPPING. With the consent of Licensee, which consent will not be unreasonably withheld, conditioned, or delayed, Clearwire may require Licensee to enter into agreements to swap the Channels for other EBS or BRS channels in the GSAs as long as: (i) Clearwire demonstrates it has a bona fide operational purpose to effectuate the proposed swap and any direct or indirect compensation to Clearwire or its Affiliates resulting from the swap is solely to account for any differences in the channel assignments or geographic areas between the channels to be swapped; (ii) in Licensee's reasonable determination, there is no material detriment in the operational capability or commercial or economic value of the swapped channels as compared to the Channels after taking into account relevant factors including applicable Interference Consents relating to the Channels or swapped channels, the operation of licenses in adjacent markets or frequency bands that could affect the operation of the Channels, the size of the GSAs, and the population within the GSAs; and (iii) there is no reduction or adverse effect on the services, funding or service credits provided to Licensee under this Agreement or the Services Agreement following the swap. Under no circumstances shall Licensee be required to consent to any channel swap of an Upper Band Segment channel or Lower Band Segment channel for a Middle Band Segment channel, or to any swap under which the swapped channels provide less contiguous spectrum than the Channels provide as configured after giving effect to the Transition. In evaluating a proposed channel swap, the Parties shall consider [***] as full 6 MHz channels, regardless of whether Clearwire or any other Person is using the full 6 MHz of each Channel. Clearwire shall bear all Costs and Expenses associated with any channel swap. If Licensee withholds consent to a channel swap proposed by Clearwire because Licensee determines that the proposed swap fails to meet the conditions set forth above, the Parties will negotiate in good faith in an effort to reach agreement on an alternative swap arrangement or to adjust the compensation due hereunder; provided, however, that Licensee shall not be required to consent to a channel swap that does not meet the conditions set forth above unless the Parties have agreed to an alternative arrangement in writing.

          (H) USE OF MIDDLE BAND SEGMENT CHANNELS. Licensee agrees, at Clearwire's option, that [***] may be used for low power advanced wireless services, provided such use is permitted under FCC Rules and does not cause harmful interference to Licensee's use of Licensee's Reserved Capacity.

7.   EXISTING EBS EQUIPMENT AND BUILD-OUT OF CLEARWIRE NETWORK

          (A) EXISTING OPERATIONS AND EBS EQUIPMENT. Licensee intends to rely on [***] to continue to operate and maintain the existing transmission and reception equipment currently in place for the Channels (the "EXISTING EBS EQUIPMENT") until such time as Clearwire is prepared to activate the Clearwire Network so as to enable the provision of Clearwire's Service and Licensee's Service using Licensee's Reserved Capacity. Clearwire shall provide Licensee with notice that it is prepared to activate the Clearwire Network in accordance with the provisions of this Section 7 and, upon receiving such notice, Licensee shall have sixty (60) days to cease all operations on the Channels (such date of cessation hereinafter referred to as the "EXISTING SERVICE DISCONTINUANCE DATE"). Notwithstanding the

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transfer of de facto control to Clearwire pursuant to Section 3(a) and
Clearwire's rights pursuant to Section 6(a), Licensee shall have the right to use all of the capacity on the Channels to provide non-commercial services until the Existing Service Discontinuance Date.

          (B) RELOCATION OR REPLACEMENT OF EXISTING EBS EQUIPMENT. If Licensee reasonably determines that it must relocate the Existing EBS Equipment to a new transmission facility or obtain replacement EBS equipment ("REPLACEMENT EBS EQUIPMENT") prior to the Existing Service Discontinuance Date, [***].

          (C) [***]; provided, however, that Clearwire shall not be obligated to pay for any such Costs and Expenses incurred by Licensee after the Existing Service Discontinuance Date, other than any final Costs and Expenses incurred by Licensee to discontinue its then-current EBS service.

          (D) BUILD-OUT; SUBSTANTIAL SERVICE. Within [***] following the Existing Service Discontinuance Date, Clearwire shall activate the Clearwire Network and thereafter ensure, for the remainder of the Term, that the Clearwire Network is maintained and operated so as to permit Licensee to meet whatever spectrum reserve requirements, minimum educational use requirements, substantial service requirements, and/or other use and performance benchmarks as are established by the FCC for use of the Channels, as such requirements and benchmarks may be modified from time to time (collectively the "SUBSTANTIAL SERVICE REQUIREMENTS"). In accordance with this Section 7(d), Clearwire will make available to Licensee the Connections as set forth in Section 8 and the products, services, service credits, funding, and other compensation specified in the Services Agreement to allow Licensee to meet the Substantial Service Requirements. In addition, if required by FCC Rules, Clearwire will use Clearwire's Capacity in such a way as to assure that Clearwire satisfies any Substantial Service Requirements which may be applicable to commercial entities for use of the Channels, as such requirements may change from time to time. Notwithstanding the foregoing, Clearwire shall not be in breach of this Section 7(d) to the extent that Clearwire is prohibited from, or delayed in, completing its obligations solely due to circumstances beyond its reasonable control that could not have been reasonably anticipated, including its inability to obtain, or the delay in obtaining, necessary governmental permits for completion of construction of the Clearwire Network, provided that Clearwire has used its commercially reasonable best efforts to perform under this Section 7(d); and, provided, further, that Clearwire shall use its commercially reasonable best efforts, at its expense, to design and implement any alternative and possibly temporary measures that may be necessary for Licensee (and Clearwire, if applicable) to meet the Substantial Service Requirements and/or preserve and protect the Licenses and Channels if Clearwire encounters circumstances beyond its reasonable control as described in this sentence.

          (E) DEDICATED EQUIPMENT PURCHASE OPTION. Upon expiration or termination of this Agreement, Licensee shall have the option, upon giving notice to Clearwire within thirty (30) days of such expiration or termination, to purchase or to lease at Clearwire's option that portion of the transmission equipment (not including any tower rights) then in operation that is dedicated solely to transmission of Licensee's Reserved Capacity on the Channels (the "DEDICATED EQUIPMENT"), or comparable equipment. The price for such equipment shall be

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equal to the fair market value of the Dedicated Equipment at the time of
Licensee's notice or, if comparable equipment is provided, Clearwire's cost in obtaining such equipment.

          (F) SHARED EQUIPMENT PURCHASE OR LEASE OPTION. Upon expiration or termination of this Agreement, Licensee shall have the option upon giving notice to Clearwire within thirty (30) days of such expiration or termination to purchase or lease at Clearwire's option any equipment owned by Clearwire and used in connection with the transmission of Licensee's Reserved Capacity on the Channels that is not Dedicated Equipment, or comparable equipment at a price equal to such equipment's fair market value for such purchase or lease as applicable.

          (G) REAL ESTATE, TOWER AND SITE LEASE RIGHTS. Nothing contained in this Agreement shall be interpreted as providing Clearwire with rights to use any real estate, towers, or other real or personal property owned or controlled by Licensee or [***]. Licensee and [***] shall each be entitled to enter into such arrangements as they elect, including arrangements that may be competitive with Clearwire as long as they do not otherwise conflict with Licensee's obligations to Clearwire under this Agreement.

8.   SERVICES TO BE MADE AVAILABLE TO LICENSEE

          (A) COST FREE CONNECTIONS USING LICENSEE'S RESERVED CAPACITY. During the Term, Licensee shall have full access to and use of Licensee's Reserved Capacity at no cost so as to enable the provision of Licensee's Service using Licensee's Reserved Capacity. To facilitate and maximize Licensee's access and use of Licensee's Reserved Capacity at no cost, the Parties will calculate the amount of Licensee's Reserved Capacity in terms of total throughput measured in Mbps based on all EBS and BRS channels used in the Clearwire Network at the time the calculation is made. Licensee's Reserved Capacity shall be calculated as follows: [***]. For example, and for purposes of illustration only, if Clearwire uses [***]. The resulting Mbps will be translated into a maximum number of commercially available end user devices (e.g., wireless modems, mobile telephones, etc.) acquired by Licensee pursuant to the Services Agreement that are technically compatible and may be connected to the Clearwire Network [***] using Licensee's Reserved Capacity based upon the tiers and types of available Clearwire's Service selected by Licensee ("CONNECTIONS"). Pursuant to the foregoing example, [***] could be translated into (i) [***] Clearwire residential modems with a downlink throughput of up to [***] and an uplink throughput of up to [***]. It is the intent of the Parties that "Connections" be interpreted generally to take into account changes and advances in technology, the evolution of the Clearwire Network and changes in the use of the Channels over time so as to ensure that Licensee benefits from future changes in technology and new applications.

          (B) CALCULATION AND AVAILABILITY OF CONNECTIONS. The maximum number of Connections available to Licensee shall be calculated and made available to Licensee within thirty (30) days following the date that Clearwire's Service becomes available in either GSA ("CONNECTION CALCULATION DATE"). [***] taking into consideration changes and advances in technology and changes, enhancements, and advancements in Clearwire's Service and the Clearwire Network. At the time of such [***], Clearwire will [***]. Notwithstanding the foregoing, in no event shall the number of Connections available to Licensee be less than [***]

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Clearwire residential modems with a downlink throughput of up to [***] and an uplink throughput of up to [***] (or the equivalent number of commercial modems based on the formula described in Section 8(a)).

          (C) TERMS OF USE. Licensee's ordering and Licensee's and its Permitted End Users use of Connections shall be governed by the acceptable use policy and terms of service, and such other policies of general applicability which apply to such services, which are subject to amendment and may be found at http://www.clearwire.com or such other URL as may be designated; provided, however, that financial terms contained in the terms of service shall not apply to Connections. In addition to the foregoing, Clearwire may specify from time to time, in its sole discretion, reasonable procedures for activation, additions, deletions or substitutions of Connections to Licensee and its Permitted End Users.

          (D) EQUIPMENT AND SOFTWARE. For all Connections made available to Licensee and its Permitted End Users, Clearwire shall make available pursuant to the terms of the Services Agreement any end user equipment, services or software upgrades that Clearwire makes generally available to Clearwire's retail customers subscribing to the same tier of service. If any equipment upgrade involves replacement of equipment, the replaced equipment shall be returned to Clearwire or its designee and title to the replacement equipment shall transfer to Licensee or Permitted End Users.

          (E) TITLE. All equipment provided by Clearwire to Licensee for the Connections under this Agreement shall be the property of Licensee or Permitted End Users free and clear of all liens and encumbrances, when paid in full (if any payment is required). Licensee shall own, and be solely responsible for the maintenance and operation of, all end user equipment, facilities and receive sites installed at Licensee's locations, including the sites of its Permitted End Users; provided however, that Licensee may use service credits for maintenance and other services as specified in the Services Agreement.

          (F) ADDITIONAL CONNECTIONS AND OTHER SERVICES. Licensee may obtain additional connections and other products and services offered by Clearwire Parent, its Affiliates, and their successors and assigns pursuant to the terms of the Services Agreement attached hereto as Exhibit C ("SERVICES AGREEMENT").

9.   INTERFERENCE CONSENTS

     Except as disclosed in Exhibit D, Licensee has not, within eleven (11) years of the Effective Date, executed any Interference Consent. Neither Party shall execute any Interference Consent or request a waiver of FCC Rules affecting the Channels or the Licenses without the other Party's advance written consent, such consent not to be unreasonably withheld, refused or delayed; provided, however, that Licensee may request a waiver of FCC Rules if it reasonably determines such waiver is necessary to preserve the Licenses or to prevent a material adverse effect to the Licenses. Licensee shall execute any Interference Consent and consent to any waiver of FCC Rules, upon reasonable request by Clearwire; provided, however, that Licensee shall have no obligation to execute any Interference Consent or consent to any waiver of FCC Rules, if Licensee reasonably determines that such consent would (i) result in interference to the use of Licensee's Reserved Capacity, (ii) result in interference to a third party in violation of

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FCC Rules; (iii) result in any other violation of FCC Rules; (iv) result in a material difference in any of the Channels' GSAs upon expiration or termination of this Agreement; or (v) have a material adverse affect on the value of the Licenses or the Channels upon the expiration or termination of this Agreement.

10.  APPLICATIONS AND EXPENSE REIMBURSEMENT

          (A) APPLICATION PREPARATION. To the extent permissible under FCC Rules and in cooperation with Licensee (including prior Licensee review of all Applications to be submitted to the FCC or any Governmental Authority), Clearwire will prepare and submit in its name all applications, amendments, petitions, requests for waivers, and other documents (collectively, "APPLICATIONS") necessary for the proper operation of Clearwire's Capacity; provided, however, that Clearwire will not submit any Application without Licensee's advance written consent, if such Application would, in Licensee's reasonable determination, (i) result in interference to the use of Licensee's Reserved Capacity, (ii) result in interference to a third party in violation of FCC Rules; (iii) result in any other violation of FCC Rules; (iv) result in a difference in any of the Channels' GSAs upon expiration or termination of this Agreement; or (v) have an adverse affect on the value of the Licenses or the Channels upon the expiration or termination of this Agreement. Licensee will prepare and submit all Applications necessary for the modification, maintenance and renewal of the Licenses that, under FCC Rules, may only be filed by Licensee, including, but not limited to, requests for special temporary authority or any other such filings reasonably requested by Clearwire that meet the conditions applicable in this Section 10(a) to Applications that are otherwise filed by Clearwire.

          (B) APPLICATION COSTS AND EXPENSE REIMBURSEMENT. Clearwire shall reimburse Licensee, not later than thirty (30) days after receipt of any invoice from Licensee, (including such supporting documentation as Clearwire may reasonably request), for all reasonable Costs and Expenses incurred in connection with (i) Licensee's preparation, review, filing, and prosecution of any Application (including any assignment or transfer applications and the FCC Long Term Lease Application) or other documents submitted to the FCC relating to the Licenses including applications to renew and continue in full force the Licenses; (ii) Licensee's preparation, review, filing, and prosecution of any Interference Consent or other documents requested by Clearwire; (iii) Licensee's provision of assistance to Clearwire in licensing and other matters in connection with the performance of this Agreement as may be reasonably requested by Clearwire from time to time from the Effective Date; and (iv) any Transition (or self-transition) of the Channels. During the Initial Term, any Costs and Expenses for which Licensee intends to seek reimbursement under this Agreement that is expected to exceed [***] shall be subject to prior approval by Clearwire. During the first Renewal Term, if any, any Costs and Expenses for which Licensee intends to seek reimbursement under this Agreement that is expected to exceed [***] shall be subject to prior approval by Clearwire. During the second Renewal Term, if any, any Costs and Expenses for which Licensee intends to seek reimbursement under this Agreement that is expected to exceed [***] shall be subject to prior approval by Clearwire.

          (C) REGULATORY FEES. Clearwire will promptly pay all fees, taxes and assessments of any kind associated with the Channels and the Licenses (including any federal

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regulatory fees or fees imposed by the FCC) upon receipt of notice that such fees, taxes or assessments are due.

          (D) FCC LONG TERM LEASE APPLICATION. Within ten (10) days following the Effective Date and prior to consummating the transfer of de facto control of the Channels, the Parties agree to cooperate as required to prepare and file with the FCC all forms and related exhibits, certifications and other documents necessary to obtain the FCC's consent to this Agreement and satisfy the FCC's requirements for long term de facto lease approval as set forth in 47 C.F.R.
Section 1.9030(e) ("FCC LONG TERM LEASE APPLICATION"). Each Party will fully cooperate with the other, and do all things reasonably necessary to timely submit, prosecute and defend the FCC Long Term Lease Application, including responding to any petitions for reconsideration or Commission reconsiderations of the grant of the FCC Long Term Lease Application, and will promptly file or provide the other Party with all other information which is required to be provided to the FCC in furtherance of the transactions contemplated hereby. The Parties will disclose in the FCC Long Term Lease Application the automatic extension of the Term upon the renewal of the Licenses. The Parties further covenant and agree to include in any License renewal application, or separately request, as necessary, a request to extend and renew this Agreement for the renewal term of the License, if this Agreement contemplates renewal of this Agreement for or during any part of such License renewal term. Any Costs and Expenses associated with the filing of the FCC Long Term Lease Application and renewals thereof shall be paid by Clearwire. Within thirty (30) days following the Effective Date, the Parties will work in good faith to create a mutually agreeable redacted form of this Agreement which will be submitted to the FCC if this Agreement must be filed with the FCC, which redacted form of this Agreement will be attached hereto as Exhibit E. If changes to Exhibit E are required by Law, the Parties shall coordinate with each other and mutually agree on appropriate revisions to Exhibit E.

          (E) INFORMATION SHARING. The Parties shall promptly provide each other with all correspondence, notices, and filings to or from the FCC or other Governmental Authority that relate to the Licenses or the Channels, including all Transition correspondence and any Application relating to the Licenses received, sent or filed after the Effective Date. The Parties shall promptly inform each other of any material FCC Rules violations with respect to the Channels or the Licenses about which either Party becomes aware after the Effective Date.

          (F) REGULATORY SUPPORT. Upon either Party's request, the other Party shall support any reasonable efforts by the requesting party to protect and preserve the Licenses and Channels, including lobbying the FCC or any other Governmental Authority to oppose any rulemakings or other proceedings that would adversely affect the Licenses or Channels and the rights of Licensee and Clearwire to hold and use the Licenses and Channels as contemplated by this Agreement.

11.  ASSIGNMENTS AND SUBLEASING

          (A) ASSIGNMENT AND SUBLEASE BY CLEARWIRE TO THIRD PARTY. Clearwire may not sell, assign, lease, sublease, cross-lease, license, exchange, delegate or otherwise transfer (collectively, an "ASSIGNMENT") any of its rights and obligations under this Agreement without the prior written consent of Licensee, such consent not to be unreasonably withheld or delayed.


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Notwithstanding the foregoing, Licensee shall consent to an Assignment to a third party that, in Licensee's reasonable determination, is legally, technically, and financially qualified to assume Clearwire's duties and obligations under this Agreement (an "ASSIGNEE"); provided, however, that the following additional conditions are met: [***]. When determining whether a proposed assignee is legally, technically and financially qualified for an Assignment, Licensee shall be entitled to take into account that Licensee would no longer have the protections offered by the Parent Guarantee and Covenant Agreement. In addition, notwithstanding the foregoing, an Assignment shall not take place if, in Licensee's reasonable determination, the Assignment would have a material adverse effect on Licensee's rights under the Services Agreement or the ability of the proposed assignee to fulfill the terms of the Services Agreement. This Agreement may not be Assigned unless there is a contemporaneous Assignment of the Services Agreement to the same Person to whom this Agreement is Assigned.

          (B) PRO FORMA ASSIGNMENT AND SUBLEASE BY CLEARWIRE. Clearwire may assign this Agreement (or its rights thereunder) or sublease Clearwire's Capacity to an Affiliate of Clearwire or Clearwire Parent; provided, however, that, the following conditions are met: (i) in Licensee's reasonable determination, the assignee or sublessee must be legally, technically, and financially qualified to assume, in writing in a form reasonably acceptable to Licensee, all of Clearwire's duties and obligations under this Agreement; (ii) the Parent Guarantee and Covenant Agreement will continue to apply in full force and effect pursuant to its terms following the assignment or sublease; and (iii) in Licensee's reasonable determination, the assignment or sublease would not have an adverse effect on Licensee's rights under the Services Agreement or the ability of Clearwire US LLC or its successor to fulfill the terms of the Services Agreement. Clearwire shall provide notice to Licensee of any such assignment or sublease, shall take all steps required by the FCC to effectuate such assignment or sublease, and shall pay for all Costs and Expenses (including reimbursing Licensee as necessary) associated with any such assignment or sublease.

          (C) ASSIGNMENT OR SURRENDER OF LICENSES. Licensee may elect to assign the Licenses to a Person qualified to hold the Channels subject to the following conditions: (i) to the extent FCC Rules do not preclude Clearwire from exercising consent rights, Licensee shall obtain Clearwire's consent to the assignment, such consent not to be unreasonably withheld, delayed or conditioned (it being agreed by the Parties that it would be reasonable for Clearwire to withhold its consent if Licensee proposes to assign the Channels to a Person that is engaged in building, operating, managing, or distributing wireless broadband services on a commercial basis); (ii) the assignee shall assume in writing the rights and obligations of Licensee under this Agreement and the Services Agreement; and (iii) to the extent FCC Rules do not preclude Clearwire from exercising a ROFR with respect to the assignment of the Licenses, the assignment of the Licenses shall be subject to Clearwire's ROFR described in
Section 4(c). If Clearwire exercises such ROFR, Licensee shall assign the Licenses to an FCC-qualified Person designated by Clearwire who will assume the Licenses and Licensee's obligations under this Agreement and the Services Agreement (a "SUCCESSOR LICENSEE"); provided however, that such Successor Licensee must be able to assume the Licenses and all of Licensee's obligations with respect thereto, within one hundred twenty (120) days of being so designated by Clearwire ("SUCCESSOR LICENSEE CONDITIONS"). If Licensee elects to discontinue EBS operations and surrender one or more of its Licenses or Channels to the FCC, such election shall be subject to the following: (i) Licensee shall notify Clearwire upon making such

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decision; and (ii) if requested by Clearwire within thirty (30) days of
Licensee's notification to Clearwire, Licensee shall assign the License(s) for the affected Channels to a Successor Licensee that meets the Successor Licensee Conditions. Licensee, any Successor Licensee, and Clearwire shall cooperate in filing with the FCC any and all documents necessary to assign the License(s) to a Successor Licensee and obtain FCC consent to such assignment. [***].

          (D) PRO FORMA ASSIGNMENT AND SUBLEASE BY LICENSEE. Licensee may, without the consent of Clearwire, assign the Licenses for the Channels or sublease its rights and obligations under this Agreement to [***] or an Affiliate of Licensee; provided that Licensee notifies Clearwire of such pro forma assignment or sublease and the assignee agrees in writing to assume all of Licensee's rights and obligations under this Agreement. Licensee shall take all steps required by the FCC to effectuate such assignment or sublease, and shall pay for all Costs and Expenses associated with any such assignment or sublease.

12.  TERMINATION OF AGREEMENT

          (A) AUTOMATIC TERMINATION. This Agreement will terminate automatically with respect to the Channel(s) subject to an affected License upon the earlier of: (i) a Final Order denying any extensions of the term of the FCC Long Term Lease Application with respect to that License; (ii) a Final Order denying the renewal of the License; or (iii) a Final Order revoking, terminating or canceling the License. If this Agreement is partially terminated with respect to less than all of the Licenses and Channels, this Agreement shall automatically continue in full force and effect for the remaining License(s) and Channel(s), and the Monthly Lease Payment and funding and services credits under the Services Agreement shall be reduced on a pro-rated basis to account for the reduction in MHz/POPs covered by the License(s) and Channel(s) for which this Agreement is terminated. No change or modification will be made with respect to any other compensation previously paid to or earned by Licensee under this Agreement, including the Initial Lease Payment.

          (B) PAYMENT DEFAULT. This Agreement may be terminated by Licensee immediately upon notice to Clearwire if Clearwire fails to make any payment required pursuant to Section 3 of this Agreement and such breach continues uncured for [***] after Clearwire receives notice of such breach from Licensee.

          (C) INSOLVENCY. Either Party may terminate this Agreement upon delivery of at least ten (10) days prior notice to the other Party if the other Party ceases doing business as a going concern and makes an assignment for the benefit of creditors, admits in writing an inability to pay its debts as they become due, files a voluntary petition in bankruptcy, is adjudicated bankrupt or insolvent, files a petition with a court of competent jurisdiction seeking for itself any reorganization, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute or regulation, or consents to or acquiesces in the appointment of a trustee, receiver, or liquidator of it or of all or any substantial part of its assets or properties, or within sixty (60) days after the commencement of any proceedings against it seeking reorganization, readjustment, liquidation, dissolution or similar relief under any present or future statute or regulation, it fails to have such proceeding dismissed, or if within sixty (60) days after the appointment, without the Party's consent or acquiescence, of any trustee, receiver or liquidator of it or of all or any substantial part of its

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assets or properties such appointment shall not vacate. Any act or event entitling one Party to terminate this Agreement under this Section 12(c) shall, for all purposes of this Agreement, constitute a default in and failure by the other Party to perform its obligations under the terms of this Agreement.

          (D) OTHER DEFAULTS. In addition to the termination rights set forth above, this Agreement may be terminated by either Party (in this context, the "NON-BREACHING PARTY") upon material breach of, or default under, any representation, warranty, covenant, agreement or obligation under this Agreement by the other Party (in this context, the "BREACHING PARTY"); provided, however, that the Breaching Party shall be provided with notice of such material breach or default by the Non-Breaching Party of the alleged grounds for the breach or default and allowed a [***] period for cure following such notice; provided, further, however, that if the Breaching Party proceeds with reasonable diligence during such [***] period and is unable, because of circumstances beyond its control or because of the nature of the breach or default, to cure the breach or default within such applicable time period, the time for cure shall be extended, but in no event beyond [***] after receipt of notice from the Non-Breaching Party. Clearwire's failure to satisfy the requirements set forth in Sections 3(d) and 7(d) shall be considered a material breach of this Agreement.

          (E) FAILURE OF FINAL ORDER DATE. Either Party may terminate this Agreement without liability by notice to the other Party if the Final Order Date has not occurred on or prior to the date that is [***] from the Effective Date; provided, however, that such failure is not the fault of the terminating party.

          (F) SERVICES AGREEMENT DEFAULT. Any uncured material breach or default of Clearwire US LLC or its successors under the Services Agreement or of Clearwire Parent under the Parent Guarantee and Covenant Agreement shall be considered a material default under this Agreement entitling Licensee to terminate this Agreement effective immediately upon providing notice to Clearwire without opportunity to cure such breach or default apart from any such cure periods provided in the Services Agreement or Parent Guarantee and Covenant Agreement, as applicable.

          (G) NOTIFICATION TO FCC. The Parties will notify the FCC of the termination of this Agreement with respect to a License or Channels within ten
(10) calendar days following the termination.

          (H) EFFECT OF EXPIRATION OR TERMINATION. Except as expressly set forth in this Agreement, upon the expiration or termination of this Agreement with respect to one or both of the Licenses, each Party will pay its own Costs and Expenses related to the expiration or termination of this Agreement and the transactions contemplated herein; provided, however, that each Party shall pay all unpaid amounts owed to the other Party under this Agreement as of the date of termination or expiration of this Agreement. Any termination or expiration of this Agreement, regardless of cause, will not release either Licensee or Clearwire from any liability arising from any breach or violation by that Party of the terms and provisions of this Agreement prior to the expiration or termination. The general and procedural provisions of this Agreement, which may be relevant to enforcing the obligations or duties of the Parties, as well as any other provisions that by their terms obligate either party following expiration or

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

termination, will survive the expiration or termination of this Agreement until the obligations or duties are performed or discharged in full. Upon expiration or termination of this Agreement for any reason other than Licensee's material breach, Clearwire, for a period of ninety (90) days, will cooperate in good faith with Licensee and take such actions as are reasonable and necessary to enable Licensee to transition the affected Licenses and the Channels for use other than in connection with the Clearwire Network; provided, however, Clearwire shall not be required to pay any Costs and Expenses associated with such transition.

13.  REVENUES AND EXPENSES

     Except that Clearwire will pay Licensee's reasonable attorney's fees in the negotiation of this initial Agreement, each Party will pay its own Costs and Expenses incident to any amendments or modifications to the Agreement. Unless otherwise provided in this Agreement, Clearwire is entitled to one hundred percent (100%) of the revenue generated from the use of the Clearwire's Capacity.

14.  NON-COMPETITION

     Licensee will not, during the Term, use Licensee's Reserved Capacity to build, operate, manage or distribute, on a for-profit basis, a commercial wireless broadband network. [***]. Nothing in this Section 14 shall be interpreted as preventing Licensee from leasing, selling, or otherwise providing rights to Clearwire, Clearwire's Affiliates, Permitted End Users and third parties to use any real estate, towers, or other real or personal property owned or controlled by Licensee or [***].

15.  CONFIDENTIALITY AND NON-DISCLOSURE

          (A) CONFIDENTIALITY OF THE TERMS OF THIS AGREEMENT. The terms of this Agreement that are not otherwise required to be disclosed to the FCC will be kept strictly confidential by the Parties and their Agents, which confidentiality obligation will survive the termination or expiration of this Agreement for a period of two (2) years. The Parties may make disclosures as required by Law or judicial process, and to members of their boards of directors and advisory boards, employees, shareholders, agents, attorneys and accountants (collectively, "AGENTS") as required to perform their obligations under the Agreement; provided, however, that the Parties will cause all Agents to honor the provisions of this Section 15(a). At the request of one Party, the other will support an application to a court of competent jurisdiction to enjoin any disclosure and to maintain such confidentiality. Clearwire may disclose the terms of this Agreement to its Affiliates, strategic partners, actual or potential investors, lenders, acquirers, merger partners, and others whom Clearwire deems in good faith to have a need to know such information for purposes of pursuing a transaction or business relationship with Clearwire, so long as Clearwire secures an enforceable obligation from all such third parties to limit the use and disclosure of this Agreement as provided herein. Licensee and [***] may disclose the terms of this Agreement to their respective Affiliates, to possible successors to the interests of Licensee or [***], and to lenders, solely for purposes of pursuing a transaction or formal relationship with Licensee or [***] as the case may be, so long as Licensee or [***] secures an enforceable obligation from such third parties to limit the use and disclosure of this Agreement as provided herein. Licensee may also disclose the

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

existence and duration of the exclusivity rights and ROFR in Section 4 of this Agreement. The Parties will submit a confidentiality request to the FCC if the FCC seeks from the Parties a copy of this Agreement or any other confidential information regarding its terms.

          (B) NON-DISCLOSURE OF SHARED INFORMATION. As used herein, the term "INFORMATION" shall mean all non-public information disclosed by a Party hereunder (in this context, the "DISCLOSING PARTY") to the other Party and its Agents (collectively, in this context, the "RECEIVING PARTY"), whether written or oral, that is designated as confidential or that, given the nature of the information or the circumstances surrounding its disclosure, reasonably should be considered as confidential. The term Information does not include information which: (1) has been or becomes published or is now, or in the future, in the public domain without breach of this Agreement by the Receiving Party or breach of a similar agreement by a third party; (2) prior to disclosure hereunder, is property within the legitimate possession of the Receiving Party which can be verified by independent evidence; (3) subsequent to disclosure hereunder, is lawfully received by the Receiving Party from a third party having rights therein without restriction of third party's or the Receiving Party's rights to disseminate the information and without notice of any restriction against its further disclosure; or (4) is independently developed by the Receiving Party through persons who have not had, either directly or indirectly, access to or knowledge of such Information which can be verified by independent evidence. During the Term, the Disclosing Party may be supplying and/or disclosing Information relating to its business or operations. The Information will, during the Term of this Agreement, and for a period of two (2) years after the termination or expiration of the Agreement, be kept confidential by the Receiving Party and not used for any purpose other than implementing the terms of this Agreement. The Receiving Party will be responsible for any improper use of the Information by it or any of its Agents. Without the prior written consent of the Disclosing Party and except as allowed herein, the Receiving Party will not disclose to any Person the Information, or the fact that the Information has been made available to it, except (i) for disclosures required by Law (or pursuant to judicial process), and (ii) for disclosures to the Receiving Party's Agents. Each person to whom Information is disclosed must be advised of its confidential nature and must agree to abide by the terms of this Section 15(b).

16.  ASSUMPTION OF LIABILITIES

     Neither Party is assuming or will be responsible for any of the other's liabilities or obligations (including customer obligations) except as required by the FCC or as specifically provided in this Agreement.

17.  FCC-MANDATED LEASING OBLIGATIONS

          (A) Licensee and Clearwire are familiar with FCC Rules affecting spectrum leasing and the provision of EBS, the Communications Act of 1934, as amended ("COMMUNICATIONS ACT"), the Code of Federal Regulations, and all other applicable FCC Rules, and agree to comply with all applicable Laws.

          (B) Clearwire assumes primary responsibility for complying with the Communications Act, and FCC Rules that apply to the Channels and Licenses; this Agreement


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

and the Services Agreement may be revoked, cancelled or terminated, in accordance with Section 12, by Licensee or by the FCC if Clearwire fails to comply with applicable Laws.

          (C) Neither Licensee nor Clearwire will represent itself as the legal representative of the other before the FCC or any Person, but will cooperate with each other with respect to FCC matters concerning the Licenses and the Channels.

          (D) If a License is revoked, cancelled, terminated or otherwise ceases to be in effect, Clearwire has no continuing authority or right to use the leased spectrum under that License unless otherwise authorized by the FCC.

          (E) The Agreement is not an assignment, sale or transfer of the Licenses themselves.

          (F) The Agreement will not be assigned to any Person that is ineligible or unqualified to enter into a spectrum leasing arrangement under FCC Rules.

          (G) Licensee will not consent to an assignment of a spectrum leasing arrangement unless such assignment complies with applicable FCC Rules.

          (H) Licensee and Clearwire must each retain a copy of the Agreement and make it available upon request by the FCC in accordance with the confidentiality provisions contained in Section 15.

18.  REPRESENTATIONS AND WARRANTIES

          (A) LICENSEE REPRESENTATIONS AND WARRANTIES. Except as disclosed in Exhibit F, Licensee hereby represents and warrants to Clearwire that:

               (I) Except for proceedings or complaints affecting EBS licensees generally, there are no proceedings or complaints existing, or to Licensee's knowledge, threatened, before any local, state or federal regulatory body, as of the Effective Date, that could reasonably be expected to have a material adverse effect on (A) the Licenses; (B) Licensee's ability to perform its obligations under this Agreement; or (C) on the solvency or financial condition of Licensee.

               (II) (A) It has the full right and authority to enter into, execute, deliver, and perform its obligations under this Agreement; (B) it has taken all requisite corporate action to approve the execution, delivery and performance of this Agreement; (C) this Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency or other laws of general application affecting creditors' rights generally and except as limited by laws relating to availability of specific performance, injunctive relief or other equitable remedies); and (D) its execution of and performance under this Agreement will not violate any applicable Laws or any of its existing contractual obligations.

               (III) It knows of no fact or circumstance that would disqualify it from performing its undertakings hereunder (subject to obtaining FCC consent to the FCC Long Term Lease Application and any other required consents and approvals).

               (IV) (A) The Licenses are in full force and effect, (B) Licensee's operations and activities pursuant to the Licenses are being conducted in material compliance with all FCC Rules, and (C) except as set forth in this Agreement, no Person other than Licensee has any right, title or interest in or claims to the Licenses.

               (V) There are no proceedings, judgments, investigations, or litigation existing or, to Licensee's knowledge, threatened against Licensee that would reasonably be expected to have a material adverse effect on Licensee's ability to perform its obligations under this Agreement or on Licensee's solvency or financial condition.

          (B) CLEARWIRE REPRESENTATIONS AND WARRANTIES. Clearwire hereby represents and warrants to Licensee as follows:

               (I) (A) It has the full right and authority to enter into, execute, deliver, and perform its obligations under this Agreement; (B) it has taken all requisite corporate action to approve the execution, delivery and performance of this Agreement; (C) this Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency or other laws of general application affecting creditors' rights generally and except as limited by laws relating to availability of specific performance, injunctive relief or other equitable remedies); and (D) its execution of and performance under this Agreement will not violate any applicable Laws or any of its existing contractual obligations.

               (II) It knows of no fact or circumstance that would disqualify it from performing its undertakings hereunder, and neither it nor any of its principals or its Affiliates will take any action, cause any action to be taken, or fail to take any action that would disqualify them from performing and undertaking the obligations under and as contemplated by this Agreement.

               (III) It is qualified under FCC Rules to lease Clearwire's Capacity.

               (IV) It has the financial capacity to enter into and perform the obligations of this Agreement.

               (V) There are no proceedings, judgments, investigations, or litigation existing or, to the best of Clearwire's knowledge, threatened against Clearwire or any of its Affiliates that would reasonably be expected to have a material adverse effect on Clearwire's ability to perform its obligations under this Agreement or on the solvency or financial condition of Clearwire.

          (C) SURVIVAL. The respective representations and warranties of the Parties will be true and correct as of the Effective Date and as of the Final Order Date as if made on each of the dates and will survive for [***] after the Effective Date except that the representations

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and warranties of Licensee in Section 18(a)(iv) and of Clearwire in Section
18(b) (iii) shall survive during the Term.

19.  COVENANTS

          (A) COVENANTS AND OBLIGATIONS OF LICENSEE. In addition to the covenants of Licensee contained elsewhere in this Agreement, Licensee shall use commercially reasonable efforts to faithfully fulfill the following covenants and obligations during the Term:

               (I) It shall operate and maintain end user equipment associated with Licensee's Service in accordance with applicable Laws.

               (II) It shall avoid causing interference in contravention of FCC Rules to Clearwire's Service or to the lawful transmissions of any third party, and operate and maintain end user equipment associated with Licensee's Service consistent with this obligation. If any interference in contravention of FCC Rules is caused by end user equipment associated with Licensee's Service, it shall resolve such interference in accordance with FCC Rules.

               (III) Subject to obtaining the timely assistance of Clearwire, it shall comply with FCC Rules and maintain in full force and effect the Licenses and any associated authorizations for the Channels, including the timely filing and diligent prosecution of applications for license renewals required to maintain the Licenses in full force and effect throughout the Term.

               (IV) It shall request from the FCC any modifications to the Licenses or to any FCC authorization relating to the Licenses that is requested in writing by Clearwire and is otherwise consistent with this Agreement, including Section 10(a).

               (V) It shall notify Clearwire as soon as reasonably practicable about the nature and forum of any suit or proceeding brought or pending against Licensee that is not disclosed in Exhibit F and which could reasonably be expected to result in a judgment or obligation, after giving effect to available insurance proceeds, of [***] or more against Licensee or that would otherwise affect Licensee's ability to perform its obligations hereunder or its ability to hold the Licenses.

               (VI) With respect to any Internet access or other wireless services it receives through the Clearwire Network, it shall take commercially reasonable steps to ensure that it and Permitted End Users comply with any applicable acceptable use policies and terms of service, as the same may be provided to Licensee or made generally available from time to time.

               (VII) It shall not take or fail to take (as applicable), and shall cause its Affiliates and Agents to refrain from taking or from failing to take (as applicable), any actions, that would disqualify Licensee from performing its duties and obligations hereunder.

               (VIII) It shall obtain and maintain all FCC licenses, permits and authorizations necessary to allow Clearwire use of the Channels as provided herein, and will remain eligible under FCC Rules to provide Clearwire's Capacity, and, unless required by the FCC or other Governmental Authority, will not commit any act, engage in any activity, or fail to

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

take any action that could reasonably be expected to cause the FCC to impair, revoke, cancel, suspend or refuse to renew the Licenses.

               (IX) It shall not take or fail to take any actions that would disqualify Licensee from performing its duties and obligations hereunder or adversely impact the Licenses or the Channels.

          (B) COVENANTS AND OBLIGATIONS OF CLEARWIRE. In addition to the covenants of Clearwire contained elsewhere in this Agreement, Clearwire shall, at its sole cost, use commercially reasonable efforts to faithfully fulfill the following covenants and obligations during the Term:

               (I) It shall obtain and maintain all Governmental Authorizations necessary to perform its duties and obligations hereunder.

               (II) After the Existing Service Discontinuance Date, in accordance with Section 7(d), it shall construct, operate and maintain the Clearwire Network so as to enable Licensee (and Clearwire, if applicable) to satisfy the Substantial Service Requirements as contemplated by this Agreement. Upon construction of the Clearwire Network, it shall operate, and maintain the Clearwire Network at all times during the Term so as to avoid the forfeiture, revocation, cancellation, non-renewal or other impairment of the Licenses or the Channels.

               (III) It shall cooperate at Licensee's reasonable request, to assist Licensee in fulfilling Licensee's responsibilities as an FCC EBS licensee.

               (IV) It shall avoid causing interference to Licensee's use of Licensee's Reserved Capacity or to the lawful transmissions of any third party, and operate and maintain the Clearwire Network consistent with this obligation at all times during the Term. If any interference in contravention of FCC Rules is caused by the Clearwire Network, Clearwire's operations or equipment, Clearwire shall be liable for, and shall be obliged to resolve, such interference.

               (V) It shall, at its own cost, prepare, file and prosecute all applications necessary to secure and maintain in force all non-FCC Governmental Authorizations required for it to operate the Clearwire Network and provide Clearwire's Service, and to use commercially reasonable efforts to defend against any proceeding that could result in the termination of such Governmental Authorizations.

               (VI) It shall obtain and maintain in force during the Term, insurance reasonably satisfactory to Licensee that is customary and adequate in form and amount to protect Licensee against Costs and Expenses, damages, liabilities, claims, and other losses with respect to those matters specified in
Section 20. Any such policies of insurance shall name Licensee as additional insured to the extent that its interests may appear. Clearwire shall provide Licensee with a certificate of such insurance naming Licensee as additional insured within thirty (30) days of the Effective Date. Clearwire shall ensure that such insurance coverage does not lapse or terminate.


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               (VII) It shall notify Licensee as soon as reasonably practicable about the nature and forum of any suit or proceeding brought against Clearwire or its Affiliates that could result in a judgment or obligation, after giving effect to available insurance proceeds, of [***] or more against Clearwire that would affect Clearwire's ability to perform its obligations hereunder.

               (VIII) It shall not take or fail to take any actions that would disqualify Clearwire from performing its duties and obligations hereunder or adversely impact the Licenses or the Channels.

               (IX) It shall cooperate with Clearwire US LLC or its successor to insure that Clearwire US LLC or its successor is able to fulfill its obligations to Licensee under the terms of the Services Agreement.

          (C) ADDITIONAL COVENANTS OF THE PARTIES.

               (I) Subject to obtaining FCC Consent, the Parties expressly acknowledge that this Agreement is designed to transfer de facto, but not de jure, control of the Clearwire's Capacity to Clearwire in accordance with Sections 1.9010 and 1.9030 of FCC Rules. The Parties acknowledge and agree that this Agreement: (i) does not and will not vest in Clearwire, or constitute, create or have the effect of constituting or creating, de jure control, direct or indirect, over Licensee or the Licenses, which ownership or de jure control remains exclusively and at all times in Licensee; and (ii) does not and will not constitute the transfer, assignment, or disposition in any manner, voluntary or involuntary, directly or indirectly, of the Licenses or the transfer of control of Licensee within the meaning of Section 310(d) of the Communications Act other than for spectrum leasing purposes. During the Term, Clearwire will not take any action inconsistent with or contrary to Licensee's de jure control, as that term is construed by the FCC, over the Licenses. During the Term, Clearwire will not hold itself out to the public as the holder of the Licenses.

               (II) Clearwire is primarily responsible for complying with (i) the Communications Act and applicable FCC Rules with respect to Clearwire's Capacity, and (ii) the activation, operation, and maintenance of the Clearwire Network and provision of Clearwire's Service. Licensee is relieved of primary and direct responsibility for ensuring that operations on Clearwire's Capacity and the activation, operation and maintenance of the Clearwire Network and provision of Clearwire's Service comply with the Communications Act and FCC Rules. Licensee shall remain responsible for (i) complying with FCC Rules with regard to Licensee's use of Licensee's Reserved Capacity, (ii) satisfying the Substantial Service Requirements applicable to Licensee, and (iii) complying with other FCC Rules that specifically apply to licensees in long term de facto leasing arrangements. Licensee is responsible for its own FCC Rule violations and any ongoing violations or other egregious behavior pertaining to use of the Licenses about which it is aware.

               (III) Clearwire shall comply with applicable secondary markets leasing rules, currently set forth in Section 1.9000 et seq. of FCC Rules. Clearwire acknowledges that this Agreement may be revoked, cancelled or terminated by Licensee or by the FCC if Clearwire materially fails to comply with FCC Rules. If a License is revoked, cancelled, terminated or


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

otherwise ceases to be in effect, Clearwire understands that it will have no continuing authority or right to use the Clearwire's Capacity on the License, unless otherwise authorized by the FCC, or unless the FCC grants Clearwire special temporary authority to operate.

          (D) GUARANTEE AND COVENANT BY CLEARWIRE PARENT. Simultaneously with the execution of this Agreement, the Clearwire Parent shall deliver the Parent Guarantee and Covenant Agreement in the form of Exhibit G hereto ("PARENT GUARANTEE AND COVENANT AGREEMENT"). Notwithstanding anything herein to the contrary, this Agreement shall not be effective or binding on Licensee until said Parent Guarantee and Covenant Agreement is delivered to Licensee.

20.  INDEMNIFICATION

          (A) INDEMNIFICATION BY LICENSEE. Neither Clearwire nor any Clearwire Affiliate shall be liable to Licensee or to any Licensee Affiliate, for any Costs and Expenses, damages, injuries, penalties, judgments, fines, liabilities, claims or other losses of any nature whatsoever (collectively, "DAMAGES") sustained by Licensee or a Licensee Affiliate on account of the matters specified below in subsections (i) through (iv); nor shall Clearwire or any Clearwire Affiliate be liable to Licensee or a Licensee Affiliate, for any claim or demand made by a third party upon Licensee or a Licensee Affiliate for any such Damages on account of the matters specified in subsections (i) through
(iv). In furtherance of these provisions, and except as stated herein, Licensee shall indemnify, hold harmless, and defend Clearwire and Clearwire's Affiliates from and against any Damages asserted by any third party, [***], with respect to:

               (I) The installation, maintenance, testing, repair, operation, or removal of the Existing EBS Equipment by Licensee;

               (II) Any breach by Licensee of any representation or warranty made by Licensee in this Agreement;

               (III) Any breach by Licensee of any covenant, agreement, or obligation of Licensee contained in this Agreement; and

               (IV) Any proceeding or claim which results from the misconduct or negligence of Licensee, Licensee's Affiliates or any Permitted End Users under this Agreement (including with respect to transmission of Licensee's Service over Licensee's Reserved Capacity).

          (B) INDEMNIFICATION BY CLEARWIRE. Neither Licensee nor any Licensee Affiliate shall be liable to Clearwire, any Affiliate of Clearwire or any third party for any Damages sustained by Clearwire or such third party on account of the matters specified below in subsections (i) through (iv); nor shall Licensee or any Licensee Affiliate be liable to Clearwire or any Clearwire Affiliate for any Damages asserted by a third party against Clearwire or a Clearwire Affiliate related to the matters specified in subsections (i) through (iv). In furtherance of these provisions, and except as stated herein, Clearwire shall indemnify, hold harmless, and defend Licensee and its Affiliates and Agents from and against any and all

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

Damages whether sustained by Licensee (or its Affiliates or Agents) or by any third party, [***], arising out of, in connection with or with respect to:

               (I) The installation, maintenance, testing, repair, operation, or removal of any of Clearwire's equipment, Clearwire US LLC's equipment, or the Clearwire Network;

               (II) Any breach by Clearwire of any representation or warranty made by Clearwire in this Agreement, or any breach by Clearwire US LLC of any representation or warranty made in the Services Agreement;

               (III) Any breach by Clearwire of any covenant, agreement, or obligation of Clearwire contained in this Agreement, or any breach by Clearwire US LLC of any covenant, agreement, or obligation of Clearwire US LLC contained in the Services Agreement;

               (IV) The provision of Clearwire's Service or of any of the services provided under the Services Agreement including any claimed liability arising as a result of an interruption, degradation, or failure in Clearwire's Service; and

               (V) Any proceeding which results from the conduct or activities of Clearwire or it Affiliates, principals or customers, including any business activities related to the Clearwire Network, Clearwire's Service, Services Agreement, or Clearwire's Capacity.

          (C) NOTIFICATION OF SUITS AND CLAIMS. Whenever any claim for indemnification shall arise under Section 20(a) or 20(b), the Party to be indemnified (the "INDEMNIFIED PARTY") shall promptly notify the Party to provide indemnification (the "INDEMNIFYING PARTY") of the claim and, when known, the facts constituting the basis for such claim and the amount or estimate of the liability arising therefrom. The Indemnifying Party shall have the right to defend against such claim. An Indemnified Party shall not settle or compromise any claim by a third party for which the Indemnified Party is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, unless suit in respect of such third party claim shall have been initiated against the Indemnified Party and the Indemnifying Party shall not have undertaken the defense thereof. At the time any such defense may become necessary, the Indemnifying Party shall furnish such bond or undertaking reasonably adequate to the Indemnified Party to guarantee this obligation. Except as otherwise provided herein, no action taken by an Indemnified Party under advice of its legal counsel, in the exercise of its judgment, shall relieve the Indemnifying Party of its obligations hereunder, including the obligation to reimburse the Indemnified Party for Costs and Expenses incurred in defending against any investigation or proceeding.

          (D) LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE IN ANY WAY, REGARDLESS OF THE FORM IN WHICH ANY LEGAL OR EQUITABLE ACTION MAY BE BROUGHT (WHETHER IN TORT, CONTRACT, STRICT LIABILITY OR OTHERWISE), FOR ANY LOSS OF USE, INTERRUPTION OF BUSINESS, LOST PROFITS, SALES, DATA OR GOODWILL, COSTS OF PROCURING SUBSTITUTE GOODS OR SERVICES, OR ANY SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES WHATSOEVER, HOWEVER CAUSED, EVEN IF THE PARTIES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE,

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

AND REGARDLESS OF WHETHER THESE LIMITATIONS CAUSE ANY REMEDY TO FAIL OF ITS ESSENTIAL PURPOSE. The limitations of liability in this Section 20(d), are material conditions to the Parties' entering into this Agreement, without which the Parties would be unwilling to enter into this Agreement, and will survive any termination or expiration of this Agreement.

21.  NOTICES

     Any notice required to be given by one Party to the other under this Agreement will be delivered using a reliable national express overnight delivery service and will be effective upon receipt. All notices will be delivered to the Parties at the following addresses:

          (A)  CLEARWIRE:

               Clearwire Spectrum Holdings II LLC
               5808 Lake Washington Blvd. N.E.
               Suite 300
               Kirkland, WA 98033
               Attn: [***]
               Telephone: [***]
               Fax: [***]

               With a copy to:

               Clearwire Spectrum Holdings II LLC
               5808 Lake Washington Blvd. N.E.
               Suite 300
               Kirkland, WA 98033
               Attn: [***]
               Telephone: [***]
               Fax: [***]

          (B)  LICENSEE:

               [***]
               Telephone: [***]
               Facsimile: [***]

               With a copy to:

               [***]
               Telephone: [***]
               Facsimile: [***]

Either Party may change its addresses for receipt of notice or payment by giving notice of such change to the other Party as provided in this Section 21.

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

22.  MISCELLANEOUS

          (A) LAWS, RULES AND REGULATIONS. This Agreement is subject to all Laws, relative to, among other things, the subject matter addressed in this Agreement.

          (B) FORCE MAJEURE. Neither Party will be liable for any nonperformance under this Agreement due to causes beyond its reasonable control that could not have been reasonably anticipated by the non-performing Party and that cannot be reasonably avoided or overcome; provided that the non-performing party gives the other Party prompt notice of such cause, and in any event, within fifteen (15) calendar days of its discovery.

          (C) INDEPENDENT PARTIES. None of the provisions of this Agreement will be deemed to constitute a partnership, joint venture, or any other such relationship between the Parties, and neither Party will have any authority to bind the other in any manner. Neither Party will have or hold itself out as having any right, authority or agency to act on behalf of the other Party in any capacity or in any manner, except as may be specifically authorized in this Agreement.

          (D) SPECIFIC PERFORMANCE. The Parties recognize that the subject matter of this Agreement is unique and that this Agreement may not provide an adequate remedy at law. Accordingly, the Parties agree that each will be entitled to seek injunctive relief and specific enforcement of this Agreement in a court of equity without proof of specific monetary damages, but without waiving any right thereto, in the event of breach of this Agreement by the other Party, and each Party waives the defense in any action or proceeding brought to enforce this Agreement that there exists an adequate remedy at law.

          (E) APPLICABLE LAW. The validity, construction and performance of this Agreement will be governed by and construed in accordance with FCC Rules and the internal laws of the State of [***] without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of [***]. Except where JAMS Resolution is provided for in this Agreement, the Parties hereto, their successors and assigns consent to the jurisdiction of the courts of [***] with respect to any legal proceedings that may result from a dispute concerning this Agreement.

          (F) ATTORNEYS' FEES. If any action, including JAMS Resolution proceedings, shall be brought on account of any breach of or to enforce or interpret any of the terms, covenants or conditions of this Agreement, the prevailing Party will be entitled to recover from the other its reasonable attorneys' fees and costs, as determined by the arbitrator(s), court or governing body hearing the action.

          (G) SEVERABILITY. If any provision of this Agreement is found to be illegal, invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired, unless continued enforcement of the provisions frustrates the intent of the Parties.

          (H) NO WAIVER. No delay or failure by either Party in exercising any right under this Agreement, and no partial or single exercise of that right, will constitute a waiver of

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                                       33
that or any other right. Failure to enforce any right under this Agreement will not be deemed a waiver of future enforcement of that or any other right.

          (I) SELF HELP. Notwithstanding any other provision of this Agreement, if at anytime during the Term, Licensee reasonably determines that Clearwire's actions or omissions (including, by way of example, Clearwire's failure to construct, maintain or operate the Clearwire Network in accordance with Section 7(d)) are reasonably likely to result in the forfeiture, revocation, cancellation, non-renewal or other material impairment of the Licenses or the Channels, then Licensee may, upon ten (10) days advance notice to Clearwire, assume de facto control of Clearwire's Capacity and take whatever action Licensee determines, in its reasonable discretion, to be necessary to prevent the forfeiture, revocation, cancellation, non-renewal or any other impairment of the Licenses or the Channels; provided however, if Licensee exercises its rights under this Section 22(i), de facto control of Clearwire's Capacity shall be transferred back to Clearwire promptly after Licensee has determined, in its reasonable discretion, that the threat of forfeiture, revocation, cancellation, non-renewal or other material impairment of the Licenses or the Channels no longer exists. Clearwire shall promptly reimburse Licensee for all reasonable Costs and Expenses incurred in connection with Licensee's exercise of its rights pursuant to this Section 22(i).

          (J) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but which collectively will constitute one and the same instrument. Original signatures transmitted by facsimile or email will be effective to create such counterparts.

          (K) HEADINGS. The headings and captions used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

          (L) CONSTRUCTION. The Parties and their respective counsel have negotiated this Agreement. This Agreement will be interpreted in accordance with its terms and without any strict construction in favor of or against either Party based on draftsmanship of the Agreement or otherwise.

          (M) COMPLETE AGREEMENT. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter addressed, and supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, between the Parties or any of their Affiliates regarding this subject matter. No amendment to or modification of this Agreement will be binding unless in writing and signed by a duly authorized representative of each of the Parties and Clearwire Parent.

          (N) COOPERATION. The Parties will take such further action and execute such further assurances, documents and certificates as either Party may reasonably request to effectuate the purposes of this Agreement.

          (O) RECITALS. The recitals set forth at the beginning of this Agreement are integral to this Agreement, are to be considered substantive provisions hereof, and are incorporated herein by reference as if fully set forth.

          (P) PRESS ANNOUNCEMENTS. No announcement to the press or general public of this Agreement or the terms or conditions thereof shall be made unless such announcement or release shall have been approved in advance by both Parties. Notwithstanding the foregoing, either Party may make any such disclosures of this Agreement or the terms hereof to the extent necessary to comply with accounting standards and applicable securities and other laws and regulations of the Securities and Exchange Commission or with the regulations of any applicable securities exchange and each of the Parties agree that that the Parties and/or their Affiliates may be required to disclose the financial terms of this Agreement in such Party's or its Affiliates' consolidated financial statements or in the footnotes thereof; provided however, that Clearwire shall provide notice to Licensee if it makes any such disclosures.

          (Q) USE OF LICENSEE'S NAME. With the exception of the FCC Long Term Lease Application, Clearwire will not use the name of Licensee, [***], or their Affiliates in any materials that are available to the public without Licensee's prior written permission, which written permission may be withheld or granted in Licensee's sole discretion.

23.  INCLUDED EXHIBITS

     The following exhibits are part of this Agreement:

          Exhibit A.  FCC Reference Copies of Licenses

          Exhibit B1. Warrant Agreement ($10.50)

          Exhibit B2. Warrant Agreement ($16.00)

          Exhibit C.  Services Agreement

          Exhibit D.  Interference Consents

          Exhibit E.  Redacted Agreement

          Exhibit F.  Licensee's Disclosures

          Exhibit G.  Parent Guarantee and Covenant Agreement

                            [SIGNATURE PAGE FOLLOWS]

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

AGREED TO:

CLEARWIRE SPECTRUM HOLDINGS II LLC


By: /s/ R. Gerard Salemme
    ---------------------------------
Name: R. Gerard Salemme
Title: Ex V.P.


[***]


By: /s/ [***]
    ---------------------------------
Name: [***]
Title: President

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

                                    EXHIBIT A

                        FCC REFERENCE COPIES OF LICENSES

                                      [***]

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                                       A-1

                                   EXHIBIT B1

                           WARRANT AGREEMENT ($10.50)

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                                                                        No. (NO)
                                                            Issued: (DATE), 2006

                               WARRANT TO PURCHASE
                        SHARES OF CLASS A COMMON STOCK OF
                              CLEARWIRE CORPORATION
     (VOID AFTER __________, 20__ [[FIFTH ANNIVERSARY OF FINAL ORDER DATE]])

     This certifies that [***] (the "Holder"), for value received, is entitled to purchase from Clearwire Corporation, a Delaware corporation (the "Company"), having a place of business at 5808 Lake Washington Blvd., Suite 300, Kirkland, WA 98033, Two Million Five Hundred Thousand (2,500,000) fully paid and nonassessable shares of the Company's Class A Common Stock (the "Common Stock").

     The exercise price per share of this Warrant is Ten Dollars and Fifty Cents ($10.50) (the "Stock Purchase Price") payable in lawful money of the United States or otherwise as hereinafter provided. If payment is by check and the check is not a check issued by a regulated banking or financial institution the shares to be so issued shall not be considered issued until such check has cleared.

     Unless this Warrant is terminated earlier as provided in Section 8, this Warrant may be exercised in whole or in part at any time or from time to time up to and including 5:00 p.m. (Pacific Time) on [[_______, 20__]][[INSERT DATE 5TH ANNIVERSARY OF FINAL ORDER DATE]] (the "Expiration Date"), upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Subscription Form attached hereto as Warrant Exhibit A duly filled in and signed (the "Subscription Form") and, if applicable, upon payment in cash or by check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Stock Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant.

1. EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES.

     1.1 GENERAL. This Warrant is exercisable at the option of the Holder of record hereof, at any time or from time to time, up to the Expiration Date for all or any part of the shares of Common Stock (but not for a fraction of a share) which may be purchased hereunder.


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

     1.2 ISSUANCE OF CERTIFICATES. The Company agrees that the shares of Common Stock purchased under this Warrant shall be and are deemed to be issued to the Holder, as directed by Holder from time to time, as the record owner of such shares as of the close of business on the date on which the Holder surrenders this Warrant, properly endorsed, and the completed, executed Subscription Form (a copy of which is attached hereto as Warrant Exhibit A), at the offices of the Company, upon payment made for such shares as set forth in this Warrant. Certificates for the shares of Common Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time (not to exceed ten (10) business days) after the rights represented by this Warrant have been so exercised. Each stock certificate so delivered shall be in such denominations of Common Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder or, subject to the provisions of Section 7, such Holder's designee. In case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time (not to exceed ten (10) business days).

     1.3 STOCKHOLDERS AGREEMENT. Upon exercising this Warrant, at the request of the Company, the Holder agrees to become a party to the stockholders agreement then in effect, if any, among the Company and the holders of shares constituting a majority of the voting power of the Company's capital stock, prior to or upon issuance of the Common Stock to the holder.

2. SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved or, shall upon request of the Holder authorize and reserve, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed, including, but not limited to, amending its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock; provided, however, that the Company shall not be required to effect a registration under Federal or State securities laws with respect to such exercise. The Company will not take any action that would result in any adjustment of the Stock Purchase Price (as set forth in Section 3 hereof) if the total number of shares of Common Stock issuable after such action upon exercise of all outstanding warrants and options, together with all shares of Common Stock then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation.

3. ADJUSTMENT OF STOCK PURCHASE PRICE AND NUMBER OF SHARES. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3. Upon each adjustment of the Stock Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

     3.1 SUBDIVISION OR COMBINATION OF STOCK. In case the Company shall at any time split or subdivide its outstanding shares of Common Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such split or subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

     3.2 DIVIDENDS IN COMMON STOCK, OTHER STOCK, PROPERTY, RECLASSIFICATION. If at any time or from time to time the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor:

          3.2.1 Common Stock or any shares of stock or other securities that are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution;

          3.2.2 Any cash paid or payable otherwise than as a cash dividend out of current earnings; or

          3.2.3 Common Stock or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement (other than (i) shares of Common Stock issued as a stock split, adjustments in respect of which shall be covered by the terms of Section 3.1 above or (ii) an event for which adjustment is otherwise made pursuant to Section 3.3 below);

then in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses 3.2.2 and 3.2.3 above) which such Holder would hold on the date of such exercise had he or it been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

     3.3 REORGANIZATION, RECLASSIFICATION OR RECAPITALIZATION. If any recapitalization, reclassification or capital reorganization of the capital stock of the Company shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (a "Restructuring"), then, as a condition of such Restructuring, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of or in addition to the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby and appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Stock Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

     3.4 NOTICE OF ADJUSTMENT. Upon any adjustment of the Stock Purchase Price, any increase or decrease in the number of shares purchasable upon the exercise of this Warrant or any change in the securities or other property deliverable upon exercise of this Warrant, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice shall be signed by the Company's President and shall state the Stock Purchase Price resulting from such adjustment, the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant or the amount of securities or other property deliverable upon such exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     3.5 OTHER NOTICES. If at any time:

          3.5.1 the Company shall declare any cash dividend upon its Common
Stock;

          3.5.2 the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

          3.5.3 there shall be any Restructuring; or

          3.5.4 there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, overnight courier or facsimile, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least fifteen (15) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such Restructuring, dissolution, liquidation or winding-up, and (b) in the case of any such Restructuring, dissolution, liquidation, winding-up or public offering, at least fifteen (15) days' prior written notice of the date when the same shall take place; provided, however, that if any response on the part of the Holder is otherwise required, the Holder shall make its best efforts to respond to such notice as early as possible after the receipt thereof. Any notice given in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Restructuring, dissolution, liquidation, winding-up or public offering, as the case may be.

     3.6 CERTAIN EVENTS. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this
Section 3 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Stock Purchase Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Stock Purchase Price the total number, class and kind of shares as it would have owned had the Warrant been exercised prior to the event and had it continued to hold such shares until after the event requiring adjustment.

4. ISSUE TAX. The issuance of certificates for shares of Common Stock upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

5. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any warrant or of any shares of Common Stock issued or issuable upon the exercise of any warrant in any manner that interferes with the timely exercise of this Warrant.

6. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company or any other matters or any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provision hereof in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

7. TRANSFER RESTRICTIONS. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable, in whole but not in part, without charge to the Holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed and in compliance with such provisions, to a Qualified Transferee. "Qualified Transferee" means a proposed transferee that meets all of the following requirements: (a) the proposed transferee is an "accredited investor" as such term is defined under Regulation D of the Act; (b) the proposed transferee is not a competitor of the Company, as reasonably determined by the Company; and (c) the Company has not reasonably and in good faith concluded that providing such proposed transferee any information to which a stockholder of the Company is entitled is likely to threaten the proprietary nature of such information or the Company's business objectives or competitive positioning. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change its address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary. This Warrant may not be transferred or assigned without compliance with all applicable federal and state securities laws by the transferor and the transferee. The Holder further agrees not to make any disposition of all or any portion of this Warrant or any shares of Common Stock or any security into or for which such Common Stock is exchanged unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 7 to the extent such section is then applicable, and:

          A. There is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

          B. (i) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (ii) if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the 1933 Act.

8. CHANGE OF CONTROL.

     8.1 The Company shall give the Holder at least fifteen (15) days' prior written notice of a Change of Control in accordance with the provisions of
Section 3.5. A "Change of Control" means (i) a sale of all or substantially all of the assets of the Company or (ii) the transfer by the Company's stockholders by means of a merger, consolidation, reorganization, recapitalization or otherwise, of more than 50% of the voting power of the Company in a single transaction or a series of related transactions.

     8.2 [***].

9. RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANT. The rights and obligations of the Company, of the holder of this Warrant and of the holder of shares of Common Stock issued upon exercise of this Warrant, referred to in
Section 7, shall survive the exercise of this Warrant.

10. MODIFICATION AND WAIVER. The terms of this Warrant may be amended, or the observance of any term of this Warrant may be waived (either generally or in a particular

[*** Confidential Treatment Requested]
instance and either retroactively or prospectively), only with the written consent of the Company and the Holder of this Warrant.

11. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by first-class mail, postage prepaid, to the Holder at its address as shown on the Warrant Register or to the Company at the address indicated therefor in the first paragraph of this Warrant, or such other address as either may from time to time provide to the other.

12. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

13. LOST WARRANTS. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

14. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Fair Market Value of the Common Stock.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its President, thereunto duly authorized as of the date first written above.

                                        CLEARWIRE CORPORATION
                                        a Delaware corporation


                                        By:
                                            ------------------------------------
                                            (OFFICER_NAME_TITLE)

                                WARRANT EXHIBIT A

                                SUBSCRIPTION FORM

                                                       Date: _____________, 20__

Clearwire Corporation

____________________________

____________________________

Ladies and Gentlemen:

The undersigned hereby elects to exercise the warrant issued to it by Clearwire Corporation (the "Company") and dated ______________, 200_, Warrant No. ___ (the "Warrant") to purchase thereunder __________ shares of the Class A Common Stock of the Company (the "Shares") at a purchase price of $________ per Share, or an aggregate purchase price of _______________________ ($__________) (the "Purchase
Price").

Pursuant to the terms of the Warrant the undersigned has delivered the Purchase Price herewith in full in cash or by certified check or wire transfer. The undersigned also makes the representations set forth on the attached Warrant Exhibit B.

                                        Very truly yours,

                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                                WARRANT EXHIBIT B

                           INVESTMENT REPRESENTATIONS

THIS AGREEMENT MUST BE COMPLETED, SIGNED AND RETURNED TO CLEARWIRE CORPORATION ALONG WITH THE SUBSCRIPTION FORM BEFORE THE COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANT DATED __________________, 200_, WILL BE ISSUED.

                                                                ________________

Clearwire Corporation

____________________________

____________________________

Ladies and Gentlemen:

     The undersigned, _________________________ ("Purchaser"), intends to acquire up to ______________ shares of the Class A Common Stock (the "Common Stock") of Clearwire Corporation (the "Company") from the Company pursuant to the exercise or conversion of certain Warrants to purchase Common Stock held by Purchaser. The Common Stock will be issued to Purchaser in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "1933 Act") and applicable state securities laws. Purchaser has been advised that the Common Stock has not been registered under the 1933 Act or state securities laws on the ground that this transaction is exempt from registration, and that reliance by the Company on such exemptions is predicated in part on Purchaser's representations set forth in this letter. Accordingly, Purchaser represents, warrants and agrees as follows:

     1. Purchaser is acquiring the Common Stock for its own account and beneficial interest to hold for investment and not for sale or with a view to distribution of the Common Stock or any part thereof. Purchaser has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

     2. Purchaser acknowledges that it has received all the information it has requested from the Company and considers necessary or appropriate for deciding whether to acquire the Common Stock. Purchaser represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Common Stock and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser. Purchaser further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

     3. Purchaser is an "accredited investor" as such term is defined in Rule 501 under the 1933 Act.

     4. Purchaser acknowledges that investment in the Common Stock involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Common Stock for an indefinite period of time and to suffer a complete loss of its investment.

     5. Purchaser has been informed that under the 1933 Act, the Common Stock must be held indefinitely unless it is subsequently registered under the 1933 Act or unless an exemption from such registration (such as Rule 144) is available with respect to any proposed transfer or disposition by Purchaser of the Common Stock. Purchaser further agrees that the Company may refuse to permit Purchaser to sell, transfer or dispose of the Common Stock (except as permitted under Rule 144) unless there is in effect a registration statement under the 1933 Act and any applicable state securities laws covering such transfer, or unless Purchaser furnishes an opinion of counsel reasonably satisfactory to counsel for the Company, to the effect that such registration is not required. Purchaser shall not make any sale, transfer or other disposition of the Common Stock in violation of the 1933 Act or the General Rules and Regulations promulgated thereunder by the Securities and Exchange Commission or in violation of any applicable state securities law.

     6. Purchaser also understands and agrees that there will be placed on the certificate(s) for the Common Stock, or any substitutions therefor, a legend stating in substance:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or any state securities laws. These shares have been acquired for investment and may not be sold or otherwise transferred in the absence of an effective registration statement for these shares under the 1933 Act and applicable state securities laws, or, if requested by the Company, an opinion of counsel satisfactory to the Company that registration is not required and that an applicable exemption is available."

     Purchaser has carefully read this letter and has discussed its requirements and other applicable limitations upon Purchaser's resale of the Common Stock with Purchaser's counsel.

                                        Very truly yours,

                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT B2

                           WARRANT AGREEMENT ($16.00)

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                                                                        No. (NO)
                                                            Issued: (DATE), 2006

                               WARRANT TO PURCHASE
                        SHARES OF CLASS A COMMON STOCK OF
                              CLEARWIRE CORPORATION
     (VOID AFTER __________, 20__ [[FIFTH ANNIVERSARY OF FINAL ORDER DATE]])

     This certifies that [***] (the "Holder"), for value received, is entitled to purchase from Clearwire Corporation, a Delaware corporation (the "Company"), having a place of business at 5808 Lake Washington Blvd., Suite 300, Kirkland, WA 98033, One Million Seven Hundred Thousand (1,700,000) fully paid and nonassessable shares of the Company's Class A Common Stock (the "Common Stock").

     The exercise price per share of this Warrant is Sixteen Dollars ($16.00) (the "Stock Purchase Price") payable in lawful money of the United States or otherwise as hereinafter provided. If payment is by check and the check is not a check issued by a regulated banking or financial institution the shares to be so issued shall not be considered issued until such check has cleared.

     Unless this Warrant is terminated earlier as provided in Section 8, this Warrant may be exercised in whole or in part at any time or from time to time up to and including 5:00 p.m. (Pacific Time) on [[_______, 20__]][[INSERT DATE 5TH ANNIVERSARY OF FINAL ORDER DATE]] (the "Expiration Date"), upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Subscription Form attached hereto as Warrant Exhibit A duly filled in and signed (the "Subscription Form") and, if applicable, upon payment in cash or by check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Stock Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant.

1. EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES.

     1.1 GENERAL. This Warrant is exercisable at the option of the Holder of record hereof, at any time or from time to time, up to the Expiration Date for all or any part of the shares of Common Stock (but not for a fraction of a share) which may be purchased hereunder.

[*** Confidential Treatment Requested]

     1.2 ISSUANCE OF CERTIFICATES. The Company agrees that the shares of Common Stock purchased under this Warrant shall be and are deemed to be issued to the Holder, as directed by Holder from time to time, as the record owner of such shares as of the close of business on the date on which the Holder surrenders this Warrant, properly endorsed, and the completed, executed Subscription Form (a copy of which is attached hereto as Warrant Exhibit A), at the offices of the Company, upon payment made for such shares as set forth in this Warrant. Certificates for the shares of Common Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time (not to exceed ten (10) business days) after the rights represented by this Warrant have been so exercised. Each stock certificate so delivered shall be in such denominations of Common Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder or, subject to the provisions of Section 7, such Holder's designee. In case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time (not to exceed ten (10) business days).

     1.3 STOCKHOLDERS AGREEMENT. Upon exercising this Warrant, at the request of the Company, the Holder agrees to become a party to the stockholders agreement then in effect, if any, among the Company and the holders of shares constituting a majority of the voting power of the Company's capital stock, prior to or upon issuance of the Common Stock to the holder.

2. SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved or, shall upon request of the Holder authorize and reserve, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed, including, but not limited to, amending its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock; provided, however, that the Company shall not be required to effect a registration under Federal or State securities laws with respect to such exercise. The Company will not take any action that would result in any adjustment of the Stock Purchase Price (as set forth in Section 3 hereof) if the total number of shares of Common Stock issuable after such action upon exercise of all outstanding warrants and options, together with all shares of Common Stock then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation.

3. ADJUSTMENT OF STOCK PURCHASE PRICE AND NUMBER OF SHARES. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3. Upon each adjustment of the Stock Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

     3.1 SUBDIVISION OR COMBINATION OF STOCK. In case the Company shall at any time split or subdivide its outstanding shares of Common Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such split or subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

     3.2 DIVIDENDS IN COMMON STOCK, OTHER STOCK, PROPERTY, RECLASSIFICATION. If at any time or from time to time the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor:

          3.2.1 Common Stock or any shares of stock or other securities that are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution;

          3.2.2 Any cash paid or payable otherwise than as a cash dividend out of current earnings; or

          3.2.3 Common Stock or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement (other than (i) shares of Common Stock issued as a stock split, adjustments in respect of which shall be covered by the terms of Section 3.1 above or (ii) an event for which adjustment is otherwise made pursuant to Section 3.3 below);

then in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses 3.2.2 and 3.2.3 above) which such Holder would hold on the date of such exercise had he or it been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

     3.3 REORGANIZATION, RECLASSIFICATION OR RECAPITALIZATION. If any recapitalization, reclassification or capital reorganization of the capital stock of the Company shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (a "Restructuring"), then, as a condition of such Restructuring, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of or in addition to the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby and appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Stock Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

     3.4 NOTICE OF ADJUSTMENT. Upon any adjustment of the Stock Purchase Price, any increase or decrease in the number of shares purchasable upon the exercise of this Warrant or any change in the securities or other property deliverable upon exercise of this Warrant, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice shall be signed by the Company's President and shall state the Stock Purchase Price resulting from such adjustment, the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant or the amount of securities or other property deliverable upon such exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     3.5 OTHER NOTICES. If at any time:

          3.5.1 the Company shall declare any cash dividend upon its Common
Stock;

          3.5.2 the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

          3.5.3 there shall be any Restructuring; or

          3.5.4 there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, overnight courier or facsimile, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least fifteen (15) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such Restructuring, dissolution, liquidation or winding-up, and (b) in the case of any such Restructuring, dissolution, liquidation, winding-up or public offering, at least fifteen (15) days' prior written notice of the date when the same shall take place; provided, however, that if any response on the part of the Holder is otherwise required, the Holder shall make its best efforts to respond to such notice as early as possible after the receipt thereof. Any notice given in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Restructuring, dissolution, liquidation, winding-up or public offering, as the case may be.

     3.6 CERTAIN EVENTS. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this
Section 3 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Stock Purchase Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Stock Purchase Price the total number, class and kind of shares as it would have owned had the Warrant been exercised prior to the event and had it continued to hold such shares until after the event requiring adjustment.

4. ISSUE TAX. The issuance of certificates for shares of Common Stock upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

5. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any warrant or of any shares of Common Stock issued or issuable upon the exercise of any warrant in any manner that interferes with the timely exercise of this Warrant.

6. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company or any other matters or any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provision hereof in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

7. TRANSFER RESTRICTIONS. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable, in whole but not in part, without charge to the Holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed and in compliance with such provisions, to a Qualified Transferee. "Qualified Transferee" means a proposed transferee that meets all of the following requirements: (a) the proposed transferee is an "accredited investor" as such term is defined under Regulation D of the Act; (b) the proposed transferee is not a competitor of the Company, as reasonably determined by the Company; and (c) the Company has not reasonably and in good faith concluded that providing such proposed transferee any information to which a stockholder of the Company is entitled is likely to threaten the proprietary nature of such information or the Company's business objectives or competitive positioning. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change its address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary. This Warrant may not be transferred or assigned without compliance with all applicable federal and state securities laws by the transferor and the transferee. The Holder further agrees not to make any disposition of all or any portion of this Warrant or any shares of Common Stock or any security into or for which such Common Stock is exchanged unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 7 to the extent such section is then applicable, and:

          A. There is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

          B. (i) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (ii) if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the 1933 Act.

8. CHANGE OF CONTROL.

     8.1 The Company shall give the Holder at least fifteen (15) days' prior written notice of a Change of Control in accordance with the provisions of
Section 3.5. A "Change of Control" means (i) a sale of all or substantially all of the assets of the Company or (ii) the transfer by the Company's stockholders by means of a merger, consolidation, reorganization, recapitalization or otherwise, of more than 50% of the voting power of the Company in a single transaction or a series of related transactions.

     8.2 [***].

9. RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANT. The rights and obligations of the Company, of the holder of this Warrant and of the holder of shares of Common Stock issued upon exercise of this Warrant, referred to in
Section 7, shall survive the exercise of this Warrant.

10. MODIFICATION AND WAIVER. The terms of this Warrant may be amended, or the observance of any term of this Warrant may be waived (either generally or in a particular

[*** Confidential Treatment Requested]
instance and either retroactively or prospectively), only with the written consent of the Company and the Holder of this Warrant.

11. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by first-class mail, postage prepaid, to the Holder at its address as shown on the Warrant Register or to the Company at the address indicated therefor in the first paragraph of this Warrant, or such other address as either may from time to time provide to the other.

12. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

13. LOST WARRANTS. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

14. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Fair Market Value of the Common Stock.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its President, thereunto duly authorized as of the date first written above.

                                        CLEARWIRE CORPORATION
                                        a Delaware corporation


                                        By:
                                            ------------------------------------
                                            (OFFICER_NAME_TITLE)

                                WARRANT EXHIBIT A

                                SUBSCRIPTION FORM

                                                       Date: _____________, 20__

Clearwire Corporation

_______________________

_______________________

Ladies and Gentlemen:

The undersigned hereby elects to exercise the warrant issued to it by Clearwire Corporation (the "Company") and dated ______________, 200_, Warrant No. ___ (the "Warrant") to purchase thereunder __________ shares of the Class A Common Stock of the Company (the "Shares") at a purchase price of $________ per Share, or an aggregate purchase price of _______________________ ($__________) (the "Purchase
Price").

Pursuant to the terms of the Warrant the undersigned has delivered the Purchase Price herewith in full in cash or by certified check or wire transfer. The undersigned also makes the representations set forth on the attached Warrant Exhibit B.

                                        Very truly yours,

                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                                WARRANT EXHIBIT B

                           INVESTMENT REPRESENTATIONS

THIS AGREEMENT MUST BE COMPLETED, SIGNED AND RETURNED TO CLEARWIRE CORPORATION ALONG WITH THE SUBSCRIPTION FORM BEFORE THE COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANT DATED __________________, 200_, WILL BE ISSUED.

                                                           _____________________

Clearwire Corporation

_______________________

_______________________

Ladies and Gentlemen:

     The undersigned, _________________________ ("Purchaser"), intends to acquire up to ______________ shares of the Class A Common Stock (the "Common Stock") of Clearwire Corporation (the "Company") from the Company pursuant to the exercise or conversion of certain Warrants to purchase Common Stock held by Purchaser. The Common Stock will be issued to Purchaser in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "1933 Act") and applicable state securities laws. Purchaser has been advised that the Common Stock has not been registered under the 1933 Act or state securities laws on the ground that this transaction is exempt from registration, and that reliance by the Company on such exemptions is predicated in part on Purchaser's representations set forth in this letter. Accordingly, Purchaser represents, warrants and agrees as follows:

     1. Purchaser is acquiring the Common Stock for its own account and beneficial interest to hold for investment and not for sale or with a view to distribution of the Common Stock or any part thereof. Purchaser has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

     2. Purchaser acknowledges that it has received all the information it has requested from the Company and considers necessary or appropriate for deciding whether to acquire the Common Stock. Purchaser represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Common Stock and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser. Purchaser further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

     3. Purchaser is an "accredited investor" as such term is defined in Rule 501 under the 1933 Act.

     4. Purchaser acknowledges that investment in the Common Stock involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Common Stock for an indefinite period of time and to suffer a complete loss of its investment.

     5. Purchaser has been informed that under the 1933 Act, the Common Stock must be held indefinitely unless it is subsequently registered under the 1933 Act or unless an exemption from such registration (such as Rule 144) is available with respect to any proposed transfer or disposition by Purchaser of the Common Stock. Purchaser further agrees that the Company may refuse to permit Purchaser to sell, transfer or dispose of the Common Stock (except as permitted under Rule 144) unless there is in effect a registration statement under the 1933 Act and any applicable state securities laws covering such transfer, or unless Purchaser furnishes an opinion of counsel reasonably satisfactory to counsel for the Company, to the effect that such registration is not required. Purchaser shall not make any sale, transfer or other disposition of the Common Stock in violation of the 1933 Act or the General Rules and Regulations promulgated thereunder by the Securities and Exchange Commission or in violation of any applicable state securities law.

     6. Purchaser also understands and agrees that there will be placed on the certificate(s) for the Common Stock, or any substitutions therefor, a legend stating in substance:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or any state securities laws. These shares have been acquired for investment and may not be sold or otherwise transferred in the absence of an effective registration statement for these shares under the 1933 Act and applicable state securities laws, or, if requested by the Company, an opinion of counsel satisfactory to the Company that registration is not required and that an applicable exemption is available."

     Purchaser has carefully read this letter and has discussed its requirements and other applicable limitations upon Purchaser's resale of the Common Stock with Purchaser's counsel.

                                        Very truly yours,

                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT C

                               SERVICES AGREEMENT

                               SERVICES AGREEMENT

     THIS Services Agreement ("SERVICES AGREEMENT") is made and entered into effective December __, 2006 (the "EFFECTIVE DATE"), by and between [***] ("LICENSEE"), and Clearwire US LLC, a Nevada limited liability company with its principal offices at 5808 Lake Washington Blvd., Suite 300, Kirkland, WA 98033, and its successors ("CLEARWIRE US"). Clearwire US and Licensee may be referred to herein individually as a "PARTY" and collectively as "PARTIES."

     WHEREAS, Clearwire US, directly and through its Affiliates (as defined in Section 1), operates wireless broadband systems and facilities capable of delivering certain wireless broadband data services to customers, including high-speed Internet access and such other services and technologies as may be available in the future;

     WHEREAS, Licensee and Clearwire Spectrum Holdings II LLC, a Nevada limited liability company ("CSH II"), have entered into an Educational Broadband Service Long Term De Facto Transfer Lease Agreement dated December __, 2006 (the "LEASE"), pursuant to which Licensee has leased to CSH II a portion of the capacity on certain Educational Broadband Service channels licensed to Licensee;

     WHEREAS, Clearwire US and CSH II are both wholly-owned, first tier subsidiaries of Clearwire Parent (as defined in Section 1);

     WHEREAS, Clearwire Parent (as defined in Section 1) has executed a Parent Guarantee and Covenant Agreement on December __, 2006, pursuant to which upon the occurrence of certain described events, Clearwire Parent will guarantee the performance of Clearwire US under this Services Agreement and provide a letter of credit to Licensee; and

     WHEREAS, the Parties are entering into this Services Agreement to provide Licensee with the ability to access and use products and services offered by Clearwire US and its Affiliates and funding for certain other services during the term of the Lease.

     NOW, THEREFORE, in consideration of the foregoing and the promises set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensee and Clearwire US agree as follows:

1.   DEFINITIONS

          (A) The following terms, when used in this Services Agreement, shall have the same meanings ascribed to them in the Lease: Affiliate, [***], Clearwire Network, Clearwire Parent, Clearwire's Service, Costs and Expenses, Final Order Date, GSAs, Including, Laws, Parent Guarantee and Covenant Agreement, Permitted End Users, and Person.

          (B) The following terms shall have the meanings set forth below and, as defined, may be used in the singular or plural form, as appropriate.

     "ADDITIONAL CAPITAL PAYMENT" has the meaning specified in Section 5(b).

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     "[***] COUNTIES" means [***] counties in [***].

     "ASSIGNMENT" has the meaning specified in Section 9(a).

     "CAPITAL GOODS" has the meaning specified in Section 5(a).

     "CAPITAL PAYMENT" has the meaning specified in Section 5(a).

     "CLEARWIRE" has the meaning specified in Section 4(a).

     "CLEARWIRE GOODS" has the meaning specified in Section 4(a).

     "CLEARWIRE US" has the meaning specified in the preamble.

     "CSH II" has the meaning specified in the recitals.

     "EFFECTIVE DATE" has the meaning specified in the preamble.

     "LEASE" has the meaning specified in the recitals.

     "LICENSEE" has the meaning specified in the preamble.

     "PARTY" and "PARTIES" have the meanings specified in the preamble.

     "PRICE LIST" has the meaning specified in section 4(b).

     "RESALE CUSTOMERS" has the meaning specified in section 7.

     "ROLL OVER CREDITS" has the meaning specified in Section 3(b).

     "SERVICE CREDITS" has the meaning specified in Section 3(a).

     "SERVICES" means any telecommunications or information service (including any product, end user equipment, hardware, software and maintenance necessary to access and use such services) that may exist now or in the future.

     "SERVICES AGREEMENT" has the meaning specified in the preamble.

     "TERM" has the meaning specified in Section 8(a).

     "THIRD PARTY SERVICES" has the meaning specified in Section 4(c).


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2.   SCOPE OF SERVICES AGREEMENT

     This Services Agreement is intended to provide Licensee with (a) Services for a term coinciding with the term of the Lease; and (b) partial compensation for Licensee's lease of spectrum capacity to CSH II under the Lease. Clearwire acknowledges that Licensee intends to provide Services to itself, [***] and Permitted End Users within the [***] Counties pursuant to the terms of this Services Agreement. The Parties acknowledge that the products and services offered by Clearwire US and its Affiliates, as well as by third party providers, will change over time as technology advances and new applications emerge. The intent of the Parties is that the term "Services" be interpreted broadly and in a flexible manner (changing over time) so as to ensure that Licensee benefits from future changes in technology and new applications.

3.   SERVICE CREDITS

          (A) SERVICE CREDITS. On the Final Order Date, and each anniversary of the Final Order Date thereafter during the Term, Licensee shall be credited with an annual amount of service credits ("SERVICE CREDITS") to be used in accordance with this Services Agreement. The amount of the Service Credits shall be as follows: [***] per year for years one (1) through five (5); [***] per year for years six (6) through ten (10); [***] per year for years eleven (11) through fifteen (15); [***] per year for years sixteen (16) through twenty (20); [***] per year for years twenty-one (21) through twenty-five (25); and [***] per year for years twenty-six (26) through thirty (30). For the purpose of the preceding sentence and Sections 3(b), 4(c) and 4(d), the "years" of this Services Agreement shall be calculated using the Final Order Date as the starting date of year one (1).

          (B) ROLL OVER OF SERVICE CREDITS. On each anniversary of the Final Order Date, any amount of the unused Service Credits for the previous year may be rolled over (i.e., carried forward) to the current year (the "ROLL OVER CREDITS") subject to the following limitations: (i) Licensee may not use more than [***] in Service Credits (including Roll Over Credits) in any one (1) year period, (ii) the total Service Credits (including Roll Over Credits) shall not exceed [***] at any one time after the third (3rd) year following commercial launch of Clearwire's Service within either GSA, and (iii) no Roll Over Credits shall be allowed or provided following the [***] anniversary of the Final Order Date. After the [***] anniversary of the Final Order Date, Licensee shall have available to it in each given year, the Service Credits provided under Section 3(a), but no Roll Over Credits.

          (C) REPORTING. Within sixty (60) days following each anniversary of the Final Order Date during the Term, Clearwire US shall provide to Licensee a report of the Service Credits and Roll Over Credits used by Licensee for the preceding calendar quarter.

4.   USE OF SERVICE CREDITS

          (A) CLEARWIRE PRODUCTS AND SERVICES. Beginning on the Final Order Date, Service Credits can be used by Licensee to buy any product or service, including maintenance, planning and consulting services, offered by Clearwire US and/or its Affiliates, successors or assigns and their Affiliates (collectively, "CLEARWIRE") in the [***] Counties ("CLEARWIRE GOODS"), for use by Licensee, [***] and Permitted End Users. All Clearwire Goods must be

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

offered to Licensee, [***], and Permitted End Users [***] offered by Clearwire at each location to which Licensee provides Clearwire Goods pursuant to the terms of this Services Agreement.

          (B) LISTS OF PRODUCTS AND SERVICES. The list of available Clearwire Goods and their prices applicable to Licensee shall be as provided on Clearwire's website, www.clearwire.com, or such other URL or successor method of publishing the availability of Clearwire Goods as may be designated by Clearwire from time to time ("PRICE LIST"). From time to time, Clearwire will notify Licensee of any Clearwire Goods that are not described in the Price List that may be made available to Licensee pursuant to this Agreement. Subject to compliance with Section 4(a), the Clearwire Goods and prices may change from time to time, as Clearwire changes such Clearwire Goods and prices for all customers, and such changes will be reflected on the Price List. Each time the Price List is updated, the updated information updates will supercede the prior information.

          (C) [***].

          (D) HUMAN RESOURCES. Service Credits may also be used to fund internal, third party, or Clearwire human resources (e.g., internal and outside consulting and staffing to assist Licensee in deploying and managing telecommunications and information services), provided that Licensee may use only [***] in Service Credits for non-Clearwire human resources for the first
(1st) year following the Final Order Date, and [***] in Service Credits for non-Clearwire human resources for each subsequent year thereafter.

          (E) [***].

          (F) EXCESS SERVICES. If Licensee orders Clearwire Goods or Third Party Services, including distribution of content pursuant to Section 4(e), in excess of the Service Credits and any available Roll Over Credits, then Licensee will pay for such excess in accordance with the pricing described in Section 4(a).

          (G) TITLE. Licensee shall receive full and unencumbered title to any equipment, hardware, software or the like that Licensee purchases using the Service Credits (including Roll Over Credits) hereunder.

5.   CAPITAL PAYMENTS

          (A) On each of the Final Order Date and on the tenth (10th) anniversary of the Final Order Date, Licensee shall be credited with [***] to be used for capital purchases as described in this Section 5(a) (each a "CAPITAL PAYMENT"). Licensee may use each Capital Payment to order from Clearwire any hardware, software or consulting services for Licensee, [***] and Permitted End Users to design, implement, access and use any Clearwire Goods or Third Party Services ("CAPITAL GOODS"). For example, and for illustrative purposes only, Licensee may purchase networking equipment, end user equipment, wiring, routers, local distribution networks, hardware or software upgrades and consulting time for current or future technologies and services. Notwithstanding the foregoing, the Parties agree that up to [***] of each Capital Payment must be used, if at all, to purchase Capital Goods from Clearwire and


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

up to [***] may be used to purchase Capital Goods available from third parties to the extent Clearwire does not have such Capital Goods available; [***].

          (B) In addition, Licensee shall be credited with [***] on the twentieth (20th) anniversary of the Final Order Date ("ADDITIONAL CAPITAL PAYMENT"). Licensee may use the Additional Capital Payment to purchase any Capital Goods from Clearwire or third parties, or, upon Licensee's request, Clearwire shall send to Licensee the Additional Capital Payment in cash in a lump sum amount within fifteen (15) days of Licensee's request (provided the subject payment has become due hereunder).

          (C) The Capital Payments and Additional Capital Payment must each be used or, in the case of the Additional Capital Payment, be taken in cash by Licensee within ten (10) years of being credited to Licensee pursuant to this
Section 5.

6.   OPERATIONAL TERMS

          (A) ORDERING. Licensee may purchase Clearwire Goods and Third Party Services via submission of an order form in a format reasonably acceptable to Clearwire. Although Licensee may provide Clearwire Goods and Third Party Services to itself, [***] and Permitted End Users, only Licensee may submit order forms or otherwise request action by Clearwire US under this Services Agreement. The ordering and use of Clearwire Goods shall be governed by the acceptable use policy and terms of service, and such other policies of general applicability which apply to such services, which are subject to amendment by Clearwire at any time and may be found at http://www.clearwire.com or such other URL as may be designated by Clearwire from time to time; provided, however, that financial terms contained in the terms of service shall not apply to such Clearwire Goods, which financial terms will be as set forth in this Services Agreement. In addition to the foregoing policies, Clearwire may specify from time to time reasonable procedures for the activation, addition, deletion or substitution of Clearwire Goods and Third Party Services to Licensee.

          (B) MAINTENANCE. Licensee, [***] and Permitted End Users will be solely responsible for the maintenance and operation of all end user equipment, facilities and receive sites installed at Licensee, [***] or Permitted End User sites; provided, however, that Licensee may order maintenance services using its Service Credits as provided in this Services Agreement.

          (C) SERVICE OUTAGES, REPAIRS AND UPGRADES. In addressing any service outages, necessary repairs or upgrades to Clearwire Goods or Capital Goods, Clearwire shall treat Licensee, [***] and Permitted End Users the same as similarly situated customers, including assigning Licensee, [***], and Permitted End Users the same level of priority in resolving service outages or making necessary repairs or upgrades as it assigns to its other customers subscribing to similar levels of Clearwire services.

          (D) DESIGNATED POINT OF CONTACT. Within thirty (30) days of the Final Order Date, Clearwire shall provide to Licensee the name and contact information (i.e., office phone and fax numbers, mobile phone number, address and e-mail) of a qualified Clearwire engineer or manager who will serve as a dedicated point of contact to Licensee and whose

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

responsibilities will include administering and implementing the terms of this Services Agreement, providing information to Licensee, answering Licensee's questions and such other activities as may be necessary or desirable to implement the intent of this Services Agreement.

7.   [***]

     [***].

8.   TERM AND TERMINATION

          (A) TERM. This Services Agreement shall commence on the Effective Date and shall continue in effect until the earlier of thirty (30) years or the date of expiration or termination of the Lease for any reason (the "TERM"), unless earlier terminated as provided herein.

          (B) TERMINATION FOR BREACH. Either Party may terminate this Services Agreement upon notice to the other Party at any time in the event of a material breach or default by the other Party under this Services Agreement, which material breach or default remains uncured after thirty (30) days notice of such breach or default is provided by the other Party; provided, however, that if the breaching Party proceeds with reasonable diligence during such thirty (30) day period and is unable, because of circumstances beyond its control or because of the nature of the breach or default, to cure the breach or default within such applicable time period, the time for cure shall be extended, but in no event beyond one hundred eighty (180) days after receipt of notice from the non-breaching Party.

          (C) TERMINATION FOR BANKRUPTCY. Either Party may terminate this Services Agreement upon notice to the other Party if the other Party (a) ceases to do business in the normal course, (b) becomes or is declared insolvent or bankrupt, (c) is the subject of any proceeding related to its liquidation or insolvency, whether voluntary or involuntary, which is not dismissed within ninety (90) calendar days or (iv) makes an assignment for the benefit of creditors.

          (D) EFFECT OF TERMINATION. Upon the expiration of this Services Agreement, any outstanding Service Credits, Roll Over Credits, Capital Payments or Additional Capital Payment will be terminated and be of no further force or effect. Upon the termination of this Services Agreement, any outstanding Service Credits, Roll Over Credits, Capital Payments or Additional Capital Payment will be terminated and of no further force or effect; provided however, that any termination of this Services Agreement pursuant to Sections 8(b) or 8(c) will not release either Licensee or Clearwire from any liability arising from any breach or violation by that Party of the terms and provisions of this Services Agreement prior to such termination. Each Party will be responsible for its own Costs and Expenses related to the expiration or termination of this Services Agreement, other than a termination pursuant to Section 8(b) and 8(c). The general and procedural provisions of this Services Agreement, which may be relevant to enforcing the obligations or duties of the Parties, as well as any other provisions that by their terms obligate either Party following expiration or termination, will survive the expiration or termination of this Services Agreement until the obligations or duties are performed or discharged in full.

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

9.   ASSIGNMENTS AND SUBLEASING

          (A) ASSIGNMENT AND SUBLEASE BY CLEARWIRE US TO THIRD PARTY. Clearwire US may not sell, assign, lease, sublease, cross-lease, license, exchange, delegate or otherwise transfer (collectively, an "ASSIGNMENT") any of its rights or obligations under this Services Agreement without the prior written consent of Licensee, such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing, Licensee's consent shall not be required for an Assignment to the same Person or Affiliate of the Person to which the Lease is assigned; provided that the assignment of the Lease is completed in accordance with the terms and conditions of the Lease, and provided further that both assignments occur simultaneously.

          (B) PRO FORMA ASSIGNMENT AND SUBLEASE BY CLEARWIRE US. Notwithstanding the foregoing, Clearwire US may assign or sublease this Services Agreement (or its rights or obligations thereunder) to an Affiliate of Clearwire US or Clearwire Parent; provided, however, that, the Parent Guarantee and Covenant Agreement will continue to apply in full force and effect pursuant to its terms following the assignment or sublease. Clearwire shall provide notice to Licensee of any such assignment or sublease and shall pay for all Costs and Expenses (including reimbursing Licensee as necessary) associated with any such assignment or sublease.

          (C) ASSIGNMENT BY LICENSEE. Licensee may assign this Services Agreement to a Person to which Licensee simultaneously assigns all of the Channels in accordance with the terms and conditions of the Lease. [***].

10.  REPRESENTATIONS AND WARRANTIES

          (A) LICENSEE REPRESENTATIONS AND WARRANTIES. Licensee hereby represents and warrants to Clearwire US that:

               (I) (A) It has the full right and authority to enter into, execute, deliver, and perform its obligations under this Services Agreement; (B) it has taken all requisite corporate action to approve the execution, delivery and performance of this Services Agreement; (C) this Services Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency or other laws of general application affecting creditors' rights generally and except as limited by laws relating to availability of specific performance, injunctive relief or other equitable remedies); (D) its execution of and performance under this Services Agreement will not violate any applicable Laws or any of its existing contractual obligations and (E) it knows of no fact or circumstance that would disqualify it from performing its undertakings hereunder.

          (B) CLEARWIRE US REPRESENTATIONS AND WARRANTIES. Clearwire US hereby represents and warrants to Licensee as follows:

               (I) (A) It has the full right and authority to enter into, execute, deliver, and perform its obligations under this Services Agreement; (B) it has taken all requisite corporate action to approve the execution, delivery and performance of this Services Agreement; (C) this Services Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency or

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other laws of general application affecting creditors' rights generally and except as limited by laws relating to availability of specific performance, injunctive relief or other equitable remedies); and (D) its execution of and performance under this Services Agreement will not violate any applicable Laws or any of its existing contractual obligations.

               (II) It knows of no fact or circumstance that would disqualify it from performing its undertakings hereunder, and neither it nor any of its principals or its Affiliates will take any action, cause any action to be taken, or fail to take any action that would disqualify them from performing and undertaking the obligations under and as contemplated by this Services Agreement.

               (III) It has the financial capacity to enter into and perform the obligations of this Services Agreement.

               (IV) There are no proceedings, judgments, investigations, or litigation existing or, to the best of Clearwire US's knowledge, threatened against Clearwire US or any of its Affiliates that would reasonably be expected to have a material adverse effect on Clearwire US's ability to perform its obligations under this Services Agreement or on the solvency or financial condition of Clearwire US.

          (C) SURVIVAL. The respective representations and warranties of the Parties will be true and correct as of the Effective Date and as of the Final Order Date and will survive for [***] after the Effective Date.

11.  MISCELLANEOUS

          (A) NOTICES. Any notice required to be given by one Party to the other under this Services Agreement will be delivered using a reliable national express overnight delivery service and will be effective upon receipt. All notices will be delivered to the Parties at the following addresses:

          If to Clearwire US:

          Clearwire US LLC
          5808 Lake Washington Blvd. N.E.
          Suite 300
          Kirkland, WA 98033
          Attn [***]
          Telephone: [***]
          Fax: [***]

          With a copy to:

          Clearwire US LLC
          5808 Lake Washington Blvd. N.E.
          Suite 300
          Kirkland, WA 98033

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          Attn: [***]
          Telephone: [***]
          Fax: [***]

          If to Licensee:

          [***]
          Telephone: [***]
          Facsimile: [***]

          With a copy to:

          [***]
          Telephone: [***]
          Facsimile: [***]

Either Party may change its addresses for receipt of notice or payment by giving notice of such change to the other Party as provided in this Section 11(a).

          (B) FORCE MAJEURE. Neither Party will be liable for any nonperformance under this Services Agreement due to causes beyond its reasonable control that could not have been reasonably anticipated by the non-performing Party and that cannot be reasonably avoided or overcome; provided that the non-performing party gives the other Party prompt notice of such cause, and in any event, within fifteen (15) calendar days of its discovery.

          (C) INDEPENDENT PARTIES. None of the provisions of this Services Agreement will be deemed to constitute a partnership, joint venture, or any other such relationship between the Parties, and neither Party will have any authority to bind the other in any manner. Neither Party will have or hold itself out as having any right, authority or agency to act on behalf of the other Party in any capacity or in any manner, except as may be specifically authorized in this Services Agreement.

          (D) APPLICABLE LAW. The validity, construction and performance of this Services Agreement will be governed by and construed in accordance with the internal laws of the State of Washington without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Washington. The Parties hereto, their successors and assigns consent to the jurisdiction of the courts of [***] with respect to any legal proceedings that may result from a dispute concerning this Services Agreement.

          (E) ATTORNEYS' FEES. If any action shall be brought on account of any breach of or to enforce or interpret any of the terms, covenants or conditions of this Services Agreement, the prevailing Party will be entitled to recover from the other its reasonable attorneys' fees and costs, as determined by the court or governing body hearing the action.

          (F) SEVERABILITY. If any provision of this Services Agreement is found to be illegal, invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the validity, legality and enforceability

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of the remaining provisions will not in any way be affected or impaired, unless continued enforcement of the provisions frustrates the intent of the Parties.

          (G) NO WAIVER. No delay or failure by either Party in exercising any right under this Services Agreement, and no partial or single exercise of that right, will constitute a waiver of that or any other right. Failure to enforce any right under this Services Agreement will not be deemed a waiver of future enforcement of that or any other right.

          (H) COUNTERPARTS. This Services Agreement may be executed in one or more counterparts, each of which will be deemed an original, but which collectively will constitute one and the same instrument. Original signatures transmitted by facsimile or email will be effective to create such counterparts.

          (I) HEADINGS. The headings and captions used in this Services Agreement are for convenience only and are not to be considered in construing or interpreting this Services Agreement.

          (J) CONSTRUCTION. The Parties and their respective counsel have negotiated this Services Agreement. This Services Agreement will be interpreted in accordance with its terms and without any strict construction in favor of or against either Party based on draftsmanship of the Services Agreement or otherwise.

          (K) COMPLETE AGREEMENT. This Services Agreement, together with the Lease and Parent Guarantee and Covenant Agreement, constitutes the entire agreement between the Parties with respect to the subject matter addressed, and supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, between the Parties or any of their Affiliates regarding this subject matter. No amendment to or modification of this Services Agreement will be binding unless in writing and signed by a duly authorized representative of each of the Parties and Clearwire Parent.

          (L) PRESS ANNOUNCEMENTS. No announcement to the press or general public of this Services Agreement or the terms or conditions thereof shall be made unless such announcement or release shall have been approved in advance by both Parties. Notwithstanding the foregoing, either Party may make any such disclosures of this Services Agreement or the terms hereof to the extent necessary to comply with accounting standards and applicable securities and other laws and regulations of the Securities and Exchange Commission or with the regulations of any applicable securities exchange and each of the Parties agree that that the Parties and/or their Affiliates may be required to disclose the financial terms of this Services Agreement in such Party's or its Affiliates' consolidated financial statements or in the footnotes thereof; provided, however, that Clearwire US shall provide notice to Licensee if it makes any such disclosures.

          (M) USE OF LICENSEE'S NAME. Except as provided in Section 11(l) above Clearwire US will not use the name of Licensee, [***], or their Affiliates in any materials that are available to the public without Licensee's prior written permission, which written permission may be withheld or granted in Licensee's sole discretion.

                            [SIGNATURE PAGE FOLLOWS]

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

     IN WITNESS WHEREOF, the Parties hereto have executed this Services Agreement effective as of the Effective Date, pursuant to due authority. Each Party acknowledges that it has read this Services Agreement, understands it, and agrees to be bound by its terms.

[***]                                   CLEARWIRE US LLC


By: /s/ [***]                           By: /s/ R. Gerard Salemme
    ---------------------------------       ------------------------------------
Name: [***]                             Name: R. Gerard Salemme
Title: President                        Title: Ex. V. P.


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

                                    EXHIBIT D

                              INTERFERENCE CONSENTS

Set forth in this Exhibit D are the following documents and information related to Section 9 of the Agreement:

     1.   [***].

     2.   [***].

     3.   [***].

     4.   [***].

     5.   [***].

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

[***]

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

                                    EXHIBIT E

               [TO BE PROVIDED WITHIN 30 DAYS OF EFFECTIVE DATE.]

                                    EXHIBIT F

                             LICENSEE'S DISCLOSURES

[***]:

     1.   [***].

     2.   [***].

     3.   [***].

          [***].

          [***].

          [***].

          [***].

          [***].

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

[***]

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

                                    EXHIBIT G

                     PARENT GUARANTEE AND COVENANT AGREEMENT

                     PARENT GUARANTEE AND COVENANT AGREEMENT

     THIS Parent Guarantee and Covenant Agreement (the "AGREEMENT") is entered into as of December __, 2006 (the "EFFECTIVE DATE"), by and between [***] ("LICENSEE"), Clearwire Spectrum Holdings II LLC, a Nevada limited liability company with its principal offices at 5808 Lake Washington Blvd., Suite 300, Kirkland, WA 98033, and its successors ("CLEARWIRE"), Clearwire US LLC, a Nevada limited liability company with its principal offices at 5808 Lake Washington Blvd., Suite 300, Kirkland, WA 98033, and its successors ("CLEARWIRE US") and Clearwire Corporation, a Delaware corporation with its principal offices at 5808 Lake Washington Blvd., Suite 300, Kirkland, WA 98033, and its successors ("CLEARWIRE PARENT"). Licensee, Clearwire, Clearwire US and Clearwire Parent are sometimes referred to, individually, as a "PARTY" and, collectively, as the "PARTIES."

     WHEREAS, contemporaneously with the Effective Date hereof, Licensee and Clearwire have entered into a Long-Term De Facto Transfer Lease Agreement (the "LEASE") by which Licensee will lease to Clearwire excess capacity on Licensee's Educational Broadband Service channels [***] under call sign [***] and [***] under call sign [***] pursuant to the terms and conditions set forth in the Lease;

     WHEREAS, contemporaneously with the Effective Date hereof, Licensee and Clearwire US have entered into a Services Agreement, under which Clearwire US will provide Licensee with services and service credits to be applied toward telecommunications and information services (the "SERVICES AGREEMENT");

     WHEREAS, Clearwire Parent is the ultimate corporate parent of Clearwire and Clearwire US and desires to provide additional assurances to Licensee that Clearwire and Clearwire US will meet the terms and conditions of the Lease and the Services Agreement, respectively; and

     WHEREAS, the assurances provided by Clearwire Parent in this Agreement are essential to the Lease and Services Agreement, and Licensee would not enter into the Lease or Services Agreement without this Agreement.

     NOW, THEREFORE, in consideration of the premises and covenants set forth in this Agreement, and for good and valuable consideration, the sufficiency of which is acknowledged by the Parties' signatures, the Parties agree as follows:

     1. TRIGGERING EVENTS. Within thirty (30) days following the occurrence of a Triggering Event (defined below), Clearwire Parent shall provide Licensee with written notice of the Triggering Event and will provide the Guaranty (as defined in Section 2) and the Letter of Credit (as defined in Section 3). A "TRIGGERING EVENT" shall occur if any one or more of the following events occurs during the Initial Term of the Lease:

          (A) Clearwire defaults under or breaches the Lease and fails to cure said default or breach upon notice from Licensee pursuant to the terms of Sections 12(b) or 12(d) of the Lease;

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          (B) Clearwire US defaults under or breaches the Services Agreement and fails to cure said default or breach upon notice from Licensee pursuant to the terms of Section 8(b) of the Services Agreement;

          (C) If the debt of Clearwire Parent has been rated by Standard & Poor's, Moody's Investors Service and/or Fitch Ratings (each a "RATINGS AGENCY"), and any Ratings Agency issues a rating for Clearwire Parent that is below the first rating ever issued by that Rating Agency for Clearwire Parent; or

          (D) If (i) the debt of Clearwire Parent has not been rated by a Ratings Agency, ceases to be so rated, or if Clearwire no longer has debt to be rated, and (ii) Clearwire Parent's net cash is less than the net present value, using a [***] annual discount rate, of the Monthly Lease Payments due to Licensee under the Lease for the next [***] of the term of the Lease plus the cash value of the funding and service credits due to Licensee under the Services Agreement for the next [***] of the term of the Services Agreement (assuming maximum rollover of those service credits pursuant to the terms of the Services Agreement). "NET CASH" shall mean the value of Clearwire Parent's cash and marketable securities less its current liabilities (including the current portion of long-term debt).

     2. GUARANTY. Upon the occurrence of a Triggering Event, Clearwire Parent agrees to irrevocably and unconditionally guarantee the full performance and observance of its wholly-owned subsidiaries, Clearwire and Clearwire US, of all present and future obligations, duties, responsibilities, covenants and the like under the Lease and Services Agreement, respectively, for so long as the Triggering Event is continuing (the "GUARANTY"). If, after the Guaranty becomes effective, Clearwire and/or Clearwire US default or breach their respective obligations under the terms of the Lease or Services Agreement, Licensee, at its election, may seek to enforce its rights under the Lease and/or Services Agreement against Clearwire Parent as guarantor either simultaneously with or after seeking to enforce such rights against Clearwire and/or Clearwire US. Clearwire Parent expressly waives any notice or demand from Licensee that is separate from any notice or demand that Licensee is required to provide Clearwire and Clearwire US in the event of a breach or default under the terms of the Lease or Services Agreement, respectively.

     3. TERMS OF THE LETTER OF CREDIT.

          (A) Following the occurrence of one or more Triggering Events, Clearwire Parent will, as soon as reasonably practicable, deliver to Licensee a letter of credit issued by a commercial bank reasonably acceptable to Licensee and in a form reasonably acceptable to Licensee that may be drawn upon by Licensee to satisfy any monetary obligations of Clearwire and/or Clearwire US under the Lease or the Services Agreement that have not been satisfied ("LETTER OF CREDIT").

          (B) If the Triggering Event is based on Section 1(a), the Letter of Credit shall be, subject to increases as provided in Section 3(e) below, for the amount of the Monthly Lease Payments (as that term is defined in the Lease) that would be due through the earlier of (i) expiration of the current term of the Lease or (ii) [***] ("MONTHLY LEASE PAYMENTS OUTSTANDING").

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

          (C) If the Triggering Event is based on Section 1(b), the Letter of Credit shall be for an amount equal to the cash payments required to be made under the Services Agreement until the earlier of (i) expiration of the current term of the Lease Agreement and (ii) [***], (in each case assuming maximum rollover of those service credits pursuant to the terms of the Services Agreement) ("SERVICE CREDITS OUTSTANDING").

          (D) If the Triggering Event is based on Sections 1(c) or 1(d) or a combination of any Triggering Events, then the Letter of Credit shall be for an amount equal to [***].

          (E) The Parties acknowledge and agree that Clearwire Parent is currently subject to limitations on its ability to incur indebtedness under that certain Loan Agreement, dated as of August 21, 2006 ("LOAN AGREEMENT"). The Parties further acknowledge and agree that Section 7.1(k) of the Loan Agreement specifically permits Clearwire Parent to incur indebtedness represented by letters of credit in an aggregate face amount not to exceed [***] at any one time outstanding (the "LOC BASKET"). [***].

          (F) The term of the Letter of Credit shall be for a period of time from the delivery of the Letter of Credit through the earlier to occur of the [***]; provided, however that upon the first anniversary of the Letter of Credit, and each anniversary thereafter, in each event if the Triggering Event is still continuing, then Clearwire Parent will either renew or substitute a new Letter of Credit with the LOC Term determined in accordance with this section. [***]. If the Triggering Event is not continuing, then Clearwire Parent may terminate the Letter of Credit upon written notice to Licensee.

     4. MISCELLANEOUS.

          (A) This Agreement shall be binding upon and inure to the benefit of the Parties, their assigns, and successors. In the event of an assignment pursuant to Section 11(a) of the Lease or Section 9(a) of the Services Agreement, this Agreement shall terminate and be of no further force or effect.

          (B) Without limiting any other circumstance in which this Agreement shall survive, the Parties specifically acknowledge that this Agreement shall survive (i) any channel swap under Section 6(g) of the Lease and (ii) any transaction described in Section 11(b) of the Lease or Section 9(b) of the Services Agreement. In the event of an assignment pursuant to Section 11(b) of the Lease or Section 9(b) of the Services Agreement, this Agreement shall be automatically amended so as to substitute the assignee's name wherever "Clearwire" or "Clearwire US," as the case may be, appears in this Agreement following the assignment.

          (C) The validity, construction and performance of this Agreement will be governed by and construed in accordance with the internal laws of the State of [***] without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of [***]. The Parties hereto, their successors and assigns consent to the jurisdiction of the courts of [***] with respect to any legal proceedings that may result from a dispute concerning this Agreement.

          (D) If any action shall be brought on account of any breach of or to enforce or interpret any of the terms, covenants or conditions of this Agreement, the prevailing Party will be

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

entitled to recover from the other Parties, on a joint and several basis, its reasonable attorneys' fees and costs, as determined by the court or governing body hearing the action.

          (E) If any provision of this Agreement is found to be illegal, invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired, unless continued enforcement of the provisions frustrates the intent of the Parties.

          (F) No delay or failure by a Party in exercising any right under this Agreement, and no partial or single exercise of that right, will constitute a waiver of that or any other right. Failure to enforce any right under this Agreement will not be deemed a waiver of future enforcement of that or any other right.

          (G) This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but which collectively will constitute one and the same instrument. Original signatures transmitted by facsimile will be effective to create such counterparts.

          (H) The Parties and their respective counsel have negotiated this Agreement. This Agreement will be interpreted in accordance with its terms and without any strict construction in favor of or against a Party based on draftsmanship of the Agreement or otherwise.

          (I) This Agreement constitutes the entire agreement between the Parties with respect to the subject matter addressed, and, apart from the Lease and Services Agreement, supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, between the Parties or any of their affiliates regarding this subject matter. No amendment to or modification of this Agreement will be binding unless in writing and signed by a duly authorized representative of each of the Parties.

          (J) The Parties will take such further action and execute such further assurances, documents and certificates as another Party may reasonably request to effectuate the purposes of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

ACKNOWLEDGED AND AGREED:

CLEARWIRE CORPORATION


By: /s/ R. Gerard Salemme
    ---------------------------------
Name: R. Gerard Salemme
Title: Ex. V. P.


ACKNOWLEDGED:

[***]


By: /s/ [***]
    ---------------------------------
Name: [***]
Title: President


CLEARWIRE SPECTRUM HOLDINGS II LLC


By: /s/ R. Gerard Salemme
    ---------------------------------
Name: R. Gerard Salemme
Title: Ex. V. P.


CLEARWIRE US LLC


By: /s/ R. Gerard Salemme
    ---------------------------------
Name: R. Gerard Salemme
Title: Ex. V. P.


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